UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Cannae Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CANNAE HOLDINGS, INC.

1701 VILLAGE CENTER CIRCLE

LAS VEGAS, NEVADA 89134

APRIL 29, 2022

Dear Shareholder:

On behalf of the board of directors, I cordially invite you to attend the annual meeting of the shareholders of Cannae Holdings, Inc. The meeting will be held virtually on June 22, 2022 at 10:00 a.m. Pacific Time. Instructions for accessing the virtual meeting platform online are included in the Proxy Statement for this meeting. The formal Notice of Annual Meeting and Proxy Statement for this meeting are attached to this letter. The Notice of Annual Meeting and Proxy Statement contain more information about the annual meeting, including who can vote and the different methods you can use to vote, including the telephone, Internet and traditional paper proxy card.

We are committed to responsibly managing our key environmental, social and governance (ESG) opportunities and risks in a manner consistent with our goals to achieve superior financial performance for shareholders and maximize the value of our assets while mitigating risk. Our board of directors recognizes the importance of effective risk oversight and risk management, including with respect to ESG due diligence, cybersecurity and privacy-related risks, as well as other ESG topics which are also embedded across our company. We also work to support the communities we all live in through local community involvement, corporate initiatives, philanthropic giving and community volunteering.

In 2021, we enhanced our ESG efforts and have shared information about these initiatives in detail in the ESG section of this Proxy Statement. Please also view our inaugural 2021 Environmental, Social & Governance Report, available on our website, www.investor.cannaeholdings.com.

We are proud to have a dynamic, effective and diverse board of directors with the right mix of skills, experiences and backgrounds for Cannae.

On behalf of the board of directors, I thank you for your support.

Sincerely,

Richard N. Massey

Chief Executive Officer

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NOTICE OF ANNUAL

MEETING OF SHAREHOLDERS

To the Shareholders of Cannae Holdings, Inc.:

Notice is hereby given that the 2022 Annual Meeting of Shareholders of Cannae Holdings, Inc. will be held via live webcast on June 22, 2022, at 10:00 a.m., Pacific Time. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNNE2022 and using your 16-digit control number, where you will be able to listen to the meeting live and vote online. We encourage you to allow ample time for online check-in, which will open at 9:45 a.m. Pacific Time. Please note that there will not be a physical location for the 2022 Annual Meeting and that you will only be able to attend the meeting by means of remote communication. We designed the format of our virtual annual meeting to ensure that our shareholders who attend will have the same rights and opportunities to participate as they would at an in-person meeting, including the ability to ask questions. The meeting is being held in order to:

1.	Elect four Class II directors to serve until the 2025 Annual Meeting of Shareholders or until their successors are duly elected and qualified or their earlier death, resignation or removal;

2.	Approve a non-binding advisory resolution on the compensation paid to our named executive officers; and

3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2022 fiscal year.

At the meeting, we will also transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The board of directors set April 25, 2022 as the record date for the meeting. This means that owners of our common stock at the close of business on that date are entitled to:

•	Receive notice of the meeting; and

•	Vote at the meeting and any adjournments or postponements of the meeting.

All shareholders are cordially invited to attend the annual meeting. Please read these proxy materials and cast your vote on the matters that will be presented at the annual meeting. You may vote your shares through the Internet, by telephone, or by mailing your proxy card. Instructions for our registered shareholders are described under the question “How do I vote?” on page 8 of the proxy statement.

Sincerely,

Michael L. Gravelle

Corporate Secretary

Las Vegas, Nevada

April 29, 2022

PLEASE COMPLETE, DATE AND SIGN THE PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE (OR VOTE VIA TELEPHONE OR INTERNET) TO ASSURE REPRESENTATION OF YOUR SHARES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 22, 2022: The Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available at www.proxyvote.com.

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TABLE OF CONTENTS

1	General Information About the Company

7	General Information About the Virtual Annual Meeting

12	Corporate Governance Highlights

14	Corporate Governance and Related Matters

26	Certain Information About Our Directors

35	Proposal No. 1: Election of Directors

36	Certain Information About Our Executive Officers

37	Compensation Discussion and Analysis and Executive and Director Compensation

58	Executive Compensation

65	Proposal No. 2: Advisory Vote on Executive Compensation

67	Proposal No. 3: Ratification of the Independent Registered Public Accounting Firm

68	Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

71	Certain Relationships and Related Person Transactions

76	Shareholder Proposals and Nominations

77	Other Matters

77	Available Information

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PROXY STATEMENT

The proxy is solicited by the board of directors, or the board, of Cannae Holdings, Inc., or Cannae or the Company, for use at the Annual Meeting of Shareholders to be held on June 22, 2022, at 10:00 a.m., Pacific Time, or at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The annual meeting will be held virtually at www.virtualshareholdermeeting.com/CNNE2022.

It is anticipated that such proxy, together with this proxy statement, will first be mailed on or about April 29, 2022, to all shareholders entitled to vote at the meeting.

The Company’s principal executive offices are located at 1701 Village Center Circle, Las Vegas, Nevada 89134, and its telephone number at that address is (702) 323-7330.

FORWARD LOOKING STATEMENTS

This proxy statement includes forward-looking statements. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. Forward-looking statements include statements about our business and future performance. These statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021.

GENERAL INFORMATION

ABOUT THE COMPANY

We primarily acquire interests in operating companies and are engaged in actively managing and operating a core group of those companies. From time to time, we also seek to take meaningful majority and minority equity ownership stakes where we have the ability to control or significantly influence quality companies, and we bring the strength of our operational expertise to each. We are a long-term owner that secures control and governance rights of other companies primarily to engage in their lines of business and we have no preset time constraints dictating when we sell or dispose of our businesses. We believe that our long-term ownership and active involvement in the management and operations of companies helps maximize the value of those businesses for our shareholders. As of March 31, 2022, Cannae’s principal businesses include Dun & Bradstreet Holdings, Inc. (NYSE: DNB) (DNB or Dun & Bradstreet), in which Cannae holds 88 million shares or a 20% interest. Cannae’s second principal holding is Ceridian HCM Holding Inc. (NYSE: CDAY) (Ceridian), in which Cannae owns 8 million shares representing a 5% interest. Cannae holds 59.8 million shares, or 8% of Paysafe Limited (NYSE: PSFE) (Paysafe), as well as 8.1 million Paysafe warrants. Cannae also holds 52.5 million shares, or 10%, of Alight, Inc. (NYSE: ALIT) (Alight), and 28.4 million shares, or 26%, of System1, Inc. (NYSE: SST) (SST or System1), as well as 1.2 million warrants to purchase

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SST shares. Cannae’s other principal holdings include an approximately 33% ownership interest in Sightline Payments LLC (Sightline), an approximately 20% interest in AmeriLife Group, LLC (AmeriLife) and a controlling interest in the O’Charley’s and 99 Restaurant brands (the Restaurant Group).

Cannae is led by William P. Foley, II. Mr. Foley is responsible for the creation and growth of over $100 billion in publicly traded companies including Fidelity National Information Services (FIS), Fidelity National Financial, Inc. (FNF) and Black Knight, Inc. (Black Knight).

Separation from Fidelity National Financial. Our business includes many of the businesses that formerly made up the Fidelity National Financial Ventures Group, or FNFV Group, of our former parent Fidelity National Financial, Inc., or FNF. On November 17, 2017, FNF redeemed each outstanding share of its FNFV Group common stock for one share of our common stock, with cash in lieu of fractional shares. We refer to this redemption as the Split-Off. As a result of the Split-Off, Cannae is an independent publicly traded company. On November 20, 2017, Cannae common stock began trading on The New York Stock Exchange under the “CNNE” stock symbol.

Externalization. Effective as of September 1, 2019, we transitioned to an externally managed structure (such externalization of certain management functions, the Externalization). In connection with the Externalization, the Company, Cannae Holdings, LLC, a subsidiary of the Company (Cannae LLC), and Trasimene Capital Management, LLC (Manager) entered into a Management Services Agreement (Management Services Agreement) which became effective September 1, 2019 (as amended). The members of the Manager include certain directors and executive officers of the Company. Pursuant to the Management Services Agreement, certain services related to the management of the Company are conducted by the Manager through the authority delegated to it in the Management Services Agreement and in accordance with the operational objectives and business plans approved by the Company’s board of directors. Subject at all times to the supervision and direction of the Company’s board of directors, the Manager is responsible for, among other things, (a) managing the day-to-day business and operations of the Company and its subsidiaries, (b) evaluating the financial and operational performance of the Company’s subsidiaries and other assets, (c) providing a management team to serve as some of the executive officers of the Company and its subsidiaries and (d) performing (or causing to be performed) any other services for and on behalf of the Company and its subsidiaries customarily performed by executive officers and employees of a public company.

The externally managed structure unlocks many benefits for Cannae including increasing our competitive positioning relative to our peers, incentivizing our existing management team, enhancing our ability to recruit new managers as we grow the Company and work to deliver value to our shareholders, and improved tax efficiency for both Cannae and its managers. The Externalization also better aligns our incentive compensation structure with creating shareholder value and provides meaningful shareholder protection, as compared to the Company’s current incentive plan, by requiring attainment of both a high-water mark and an 8% IRR hurdle rate threshold in order for an incentive fee to be earned.

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The Impact of William P. Foley, II. Our Chairman, William P. Foley, II has over three decades of experience in industry consolidation and delivering shareholder value. As a preeminent operator, Mr. Foley has led four separate multi-billion dollar public market platforms with over 100 acquisitions across diverse platforms including FNF, FIS, Black Knight, Ceridian, FGL Holdings, Dun & Bradstreet, Alight and Paysafe. As former CEO and now non-executive Chairman of FNF, Mr. Foley, has built the largest title insurance company, growing equity value from $3 million to $14.8 billion, as of December 31, 2021. Throughout his career, Mr. Foley has demonstrated expertise in creating and operating several public companies. His proven track record is driven by his value creation playbook, which is highlighted by identifying cost savings, undertaking strategy shifts, eliminating siloed organizational structures and accelerating product expansion. We believe that Mr. Foley’s executive experience and distinctive background has and will continue to have a transformative impact on Cannae as its non-executive Chairman and as a member of Cannae’s external Manager as well as on the businesses which Cannae owns and operates.

SIGNIFICANT TRANSACTIONS

Ceridian Share Sales. During the year ended December 31, 2021, we completed the sale of an aggregate of 4 million shares of common stock of Ceridian as part of three separate transactions (Ceridian Share Sales) pursuant to Rule 144 of the Securities Act of 1933, as amended (the Securities Act). In connection with the Ceridian Share Sales, we received aggregate proceeds of approximately $400.8 million. Since December 31, 2021, we have completed a sale of an additional 2 million shares of CDAY for proceeds of $173.3 million. As of March 31, 2022, we own 8 million shares of Ceridian common stock, or approximately 5% of the outstanding common stock of Ceridian.

Dun & Bradstreet. As of March 31, 2022, we own 88 million shares of Dun & Bradstreet (DNB) common stock, or approximately 20% of the outstanding common stock of DNB.

Sightline. On March 31, 2021, we closed on a $32.0 million acquisition of an ownership interest in Sightline, a fintech company that enables cashless, mobile and omnichannel payment solutions for the gaming, lottery, sports betting, entertainment, and hospitality businesses. On August 16, 2021, we acquired an additional $240.0 million of ownership interest in Sightline. As of December 31, 2021, Cannae owns approximately 33% of the outstanding equity of Sightline.

CoreLogic. On December 12, 2019, we entered into a joint venture (the Senator JV) with affiliates of Senator Investment Group, LP (Senator) designed to provide a mechanism to allow us and Senator to jointly invest in and attempt to acquire CoreLogic, Inc. (CoreLogic). Cannae contributed a total of $292.1 million and initially held 49.0% interest in the Senator JV. During 2020, Cannae and Senator submitted proposals to CoreLogic’s board of directors pursuant to which Cannae and Senator would acquire CoreLogic. These proposals were rejected, a special meeting of CoreLogic shareholders was called to elect independent directors to the CoreLogic board and three directors nominated by Senator and Cannae were appointed to CoreLogic’s board of directors.

In the fourth quarter of 2020 and through April 2021, Cannae received distributions totaling $481.7 million from the Senator JV and we have no further equity interest in the Senator JV.

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Optimal Blue. On September 15, 2020, Black Knight closed on its acquisition of Optimal Blue Holdco, LLC (Optimal Blue), a leading provider of secondary market solutions and actionable data services. Cannae, in connection with the closing of the acquisition by Black Knight, funded its previously announced commitment to purchase 20% of the equity of Optimal Blue for $289.0 million. On February 15, 2022, Black Knight purchased from us our entire 20% equity interest in Optimal Blue for a combination of $144.5 million in cash and approximately 21.8 million shares of DNB common stock, representing a book gain of approximately $313.0 million.

Alight Business Combination. On July 2, 2021, Foley Trasimene Acquisition Corp. (FTAC), a blank check company whose business purpose was to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination and that was co-sponsored by entities affiliated with our non-executive Chairman Mr. Foley, completed a business combination with Tempo Holding Company, LLC, the parent company of Alight Solutions, a leading cloud-based provider of integrated digital human capital and business solutions (the FTAC Alight Business Combination). As a result of the completion of the FTAC Alight Business Combination, “Alight, Inc.” (Alight), the newly formed holding company for Alight Solutions, became a publicly traded company on the NYSE under the ticker symbol “ALIT”. The FTAC Alight Business Combination was funded with the cash held in trust at FTAC, forward purchase commitments, private investment in public entity (PIPE) commitments and equity of Alight.

On July 2, 2021, in connection with the completion of the FTAC Alight Business Combination (the Alight Closing), Cannae purchased 25 million shares of Class A common stock of Alight (Alight shares) for $250.0 million as part of a subscription to the PIPE (the Alight Subscription) as well as 15 million shares of FTAC common stock and 5 million warrants to purchase shares of FTAC common stock for $150.0 million pursuant to a forward purchase agreement between Cannae and FTAC (the FTAC FPA). The FTAC shares and warrants purchased under the FTAC FPA were converted into Alight shares and warrants on a one-for-one basis upon the Alight Closing. Alight paid us a fee of $6.1 million as consideration for our subscription. Upon consummation of the FTAC Alight Business Combination our aggregate investment in Alight was $446.6 million, inclusive of the FTAC FPA and the Alight Subscription, our previous $4.5 million investment in a sponsor of FTAC (the FTAC Sponsor) and our $42.1 million share purchase and excluding the $6.1 million placement fee noted above. In connection with the Alight Closing, Cannae entered into an investor rights agreement with FTAC’s sponsors and an affiliate of Thomas H. Lee Partners, L.P. (collectively with Cannae and their affiliated transferees, the Sponsor Investors) as well as Alight and certain other investors, under which the Sponsor Investors are entitled to designate three members of the Alight board of directors (subject to reduction if the Sponsor Investors cease to own at least 50% of the aggregate number of Alight voting shares they held upon the Alight Closing). Cannae will have the right to designate the Sponsor Investor designees for so long as Cannae continues to beneficially own a majority of the total number of Alight shares owned by all of the Sponsor Investors. In addition, Cannae has the right to jointly designate one director together with certain investors affiliated with The Blackstone Group Inc.

On December 20, 2021, in connection with the redemption of all outstanding warrants by Alight, Cannae exercised its 5 million warrants on a cashless basis and received 1.3 million Alight shares. In 2022, we received a distribution of approximately 6.2 million Alight shares from the FTAC Sponsor in respect of our previous $4.5 million investment in the sponsor.

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We now own approximately 52.5 million Alight shares, which represents approximately 10% of the outstanding voting shares of Alight. Our non-executive Chairman Mr. Foley currently serves as non-executive Chairman, and our CEO Mr. Massey, currently serves as a director, of Alight’s board of directors.

System1 Business Combination. On January 27, 2022, Trebia Acquisition Corp. (Trebia), a blank check company whose business purpose was to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination and that was co-sponsored by entities affiliated with our nonexecutive Chairman, Mr. Foley and a member of our board, Frank R. Martire, completed a business combination with S1 Holdco LLC, a Delaware limited liability company (S1 Holdco) and System1 SS Protect Holdings, Inc., (Protected) pursuant to a Business Combination Agreement dated June 28, 2021 (the System1 Business Combination Agreement). The System1 Business Combination Agreement provided for, among other things, the consummation of certain transactions whereby each of (i) System1, LLC, a Delaware limited liability company and the current operating subsidiary of S1 Holdco, and (ii) Protected.net Group Limited, a private limited company organized under the laws of the United Kingdom and the current operating subsidiary of Protected, became subsidiaries of Trebia (the Trebia System1 Business Combination). In connection with the execution of the System1 Business Combination Agreement, Trebia and Cannae entered into a Backstop Facility Agreement (the Backstop Agreement) whereby Cannae agreed, subject to the other terms and conditions included therein, at the BPS Closing (as defined in the Backstop Agreement), to subscribe for Trebia Class A common stock in order to fund redemptions by shareholders of Trebia in connection with the Trebia System1 Business Combination, in an amount of up to $250.0 million (the Cannae Subscription). In connection with Cannae’s entry into the Backstop Agreement, the Trebia sponsors agreed to forfeit up to approximately 2.6 million Trebia Class B ordinary shares (Trebia agreed to issue to Cannae a number of Class A common stock equal to such forfeiture) as consideration in the event that the Cannae Subscription was drawn due to redemptions.

Prior to entry into the System1 Business Combination Agreement, Cannae had entered into a forward purchase agreement with Trebia, which was terminated in connection with the signing of the System1 Business Combination Agreement and the Backstop Agreement, pursuant to a mutual termination agreement.

On January 27, 2022, as a result of the completion of the Trebia System1 Business Combination and the Backstop Agreement, the newly formed combined company became a publicly traded company (System1) on the NYSE under the ticker symbol, “SST”. The Trebia System1 Business Combination and Cannae Subscription were funded by Cannae’s investments totaling $248.3 million, directly or indirectly through its interest in a sponsor of Trebia. As a result of the System1 Business Combination, directly and indirectly Cannae held approximately 28.2 million shares of System1 common stock, as well as 1.24 million warrants to purchase System1 common stock and, through its interest in a sponsor of Trebia, and 217,500 non-voting Class D shares of System1 that convert to Class A shares on a one-for-one basis if, during the five-years from completion of the Trebia System1 Business Combination, the volume-weighted average price of System1 Class A common stock equals or exceeds $12.50 per share for any 20 trading days within a period of 30 consecutive trading days or there is a change in control wherein the valuation of System1 Class A common stock equals or exceeds $12.50 per share. On March 17, 2022, the Class D volume-

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weighted average price hurdle was achieved, and the 217,500 Class D shares were converted to Class A shares. As of March 31, 2022, Cannae directly and indirectly owns 28.4 million shares of System1 common stock, or approximately 26% of the outstanding common stock of System1. Our non-executive Chairman Mr. Foley currently serves as a director on System1’s board of directors.

Paysafe. On March 30, 2021, Foley Trasimene Acquisition Corp. II (FTAC II), a blank check company whose business purpose was to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities and that was sponsored by an entity affiliated with our non-executive Chairman Mr. Foley, completed a business combination with Paysafe, a leading integrated payments platform (the FTAC II Paysafe Merger) pursuant to an agreement and plan of merger, entered into on December 7, 2020, by FTAC II, Paysafe and the other parties thereto (the Paysafe Merger Agreement).

Prior to entry into the Paysafe Merger Agreement, on July 31, 2020, Cannae entered into a forward purchase agreement (the FTAC II FPA) with FTAC II. Under the FTAC II FPA, Cannae committed to purchase an aggregate of 15 million shares of FTAC II’s Class A common stock, plus an aggregate of 5 million redeemable warrants to purchase one share of FTAC II’s Class A common stock at $11.50 per share for an aggregate purchase price of $150.0 million in a private placement to occur concurrently with the closing of the FTAC II Paysafe Merger. The forward purchase was contingent upon the closing of the FTAC II Paysafe Merger.

The FTAC II Paysafe Merger closed on March 30, 2021. The combined company now operates as Paysafe, and Paysafe’s common shares and warrants began trading on the NYSE under the ticker symbols “PSFE” and “PSFE.WS” respectively on March 31, 2021. We invested $350 million as a part of a subscription to the PIPE, for which Paysafe agreed to pay us a placement fee of $5.6 million as consideration for our subscription. We invested a total of $504.7 million in the FTAC II Paysafe Merger, inclusive of the FTAC II FPA and in the PIPE and our previous $4.7 million investment in a sponsor of FTAC II and excluding the $5.6 million placement fee noted above. For this investment, we received approximately 54.3 million common shares of Paysafe which represents approximately 7.8% of the pro forma outstanding common shares of and approximately 8.1 million warrants and LLC units of Paysafe.

In December 2021, Cannae purchased 5.7 million shares of Paysafe on the open market for $22.4 million. As of March 31, 2022, Cannae directly owns 59.8 million shares which represented approximately 8% of the outstanding common equity of Paysafe, as well as 8.1 million warrants and LLC units to purchase Paysafe common stock.

FORWARD PURCHASE OF EQUITY OF SPECIAL PURPOSE ACQUISITION COMPANIES

Austerlitz Acquisition Corporation I. On February 25, 2021, we entered into a forward purchase agreement (the AUS FPA) with Austerlitz Acquisition Corporation I (AUS), a newly incorporated blank check company incorporated as a Cayman Islands exempted company for the purposes of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more business entities (the AUS Initial Business Combination). AUS is co-sponsored by entities affiliated with our non-executive Chairman Mr. Foley. Under the AUS FPA, Cannae agreed to purchase an aggregate of 5.0 million Class A ordinary shares of AUS, plus an aggregate of 1.25 million redeemable warrants to purchase one Class A ordinary share at $11.50 per

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share for an aggregate purchase price of $50.0 million in a private placement to occur concurrently with the closing of the AUS Initial Business Combination. Additionally, Cannae invested $1.6 million in the sponsor of AUS for a 10% indirect economic interest in the founder shares and warrants held by the sponsor. The forward purchase is contingent upon the closing of the AUS Initial Business Combination.

On May 10, 2021, AUS entered into a business combination agreement (the Wynn Business Combination Agreement) with Wynn Interactive Ltd., an exempted company incorporated in Bermuda (Wynn Interactive). The Wynn Business Combination Agreement provided for, among other things, the consummation of certain transactions whereby Wynn Interactive would become a wholly-owned subsidiary of AUS (the Wynn Business Combination).

In connection with the signing of the Wynn Business Combination Agreement, AUS and Cannae entered into a Backstop Facility Agreement (the Wynn Backstop Agreement) whereby Cannae agreed, subject to the other terms and conditions included therein, at the Wynn BPS Closing (as defined in the Wynn Backstop Agreement), to subscribe for AUS Class A Ordinary Shares in order to fund redemptions by shareholders of AUS in connection with the Wynn Business Combination, in an amount of up to $690.0 million (the Wynn Cannae Subscription), in consideration for a placement fee of $3.5 million. Also, in connection with the signing of the Wynn Business Combination Agreement and the Wynn Backstop Agreement, AUS and Cannae entered into a mutual termination agreement to terminate the AUS FPA.

On November 12, 2021, AUS and Wynn Interactive mutually agreed to terminate the Wynn Business Combination Agreement and the Wynn Backstop Agreement.

Austerlitz Acquisition Corporation II. On February 25, 2021, we entered into a forward purchase agreement (the ASZ FPA) with Austerlitz Acquisition Corporation II (ASZ) a newly incorporated blank check company incorporated as a Cayman Islands exempted company for the purposes of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more business entities (the ASZ Initial Business Combination). ASZ is co-sponsored by entities affiliated with our non-executive Chairman Mr. Foley. Under the ASZ FPA, we will purchase an aggregate of 12.5 million Class A ordinary shares of ASZ, plus an aggregate of 3.125 million redeemable warrants to purchase one Class A ordinary share at $11.50 per share, for an aggregate purchase price of $125.0 million in a private placement to occur concurrently with the closing of the ASZ Initial Business Combination. Additionally, Cannae directly invested $29.6 million for a 20% indirect economic interest in the founder shares held by the sponsor and a direct interest in approximately 19.7 million private placement warrants of ASZ at the initial public offering. The ASZ FPA is contingent upon consummation of the ASZ Initial Business Combination.

GENERAL INFORMATION

ABOUT THE VIRTUAL ANNUAL MEETING

Your shares can be voted at the virtual annual meeting only if you vote by proxy or if you are present and vote at the meeting. Even if you expect to attend the virtual annual meeting, please vote by proxy to assure that your shares will be represented.

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WHY DID I RECEIVE THIS PROXY STATEMENT?

The board is soliciting your proxy to vote at the virtual annual meeting because you were a holder of our common stock at the close of business on April 25, 2022, which we refer to as the record date, and therefore you are entitled to vote at the annual meeting. This proxy statement contains information about the matters to be voted on at the annual meeting, and the voting process, as well as information about the Company’s directors and executive officers.

WHO IS ENTITLED TO VOTE?

All record holders of our common stock as of the close of business on April 25, 2022, are entitled to vote. As of the close of business on that day, 84,916,034 shares of common stock were issued and outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the virtual annual meeting.

If you hold your common shares through a broker, bank or other holder of record, you are considered a “beneficial owner,” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting via the Internet or by telephone.

WHAT SHARES ARE COVERED BY THE PROXY CARD?

The proxy card covers all shares of our common stock held by you of record (i.e., shares registered in your name).

HOW DO I VOTE?

You may vote using any of the following methods:

•	At the virtual annual meeting. All shareholders may vote at the virtual annual meeting. Please see “How do I access the virtual annual meeting? Who may attend?” for additional information on how to vote at the annual meeting.

•	By proxy. There are three ways to vote by proxy:

•	By mail, using your proxy card and return envelope;

•	By telephone, using the telephone number printed on the proxy card and following the instructions on the proxy card; or

•	By the Internet, using a unique password printed on your proxy card and following the instructions on the proxy card.

Even if you expect to attend the annual meeting virtually, please vote by proxy to assure that your shares will be represented.

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WHAT DOES IT MEAN TO VOTE BY PROXY?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to our Chief Executive Officer and Corporate Secretary, who are sometimes referred to as the “proxy holders.” By giving your proxy to the proxy holders, you assure that your vote will be counted even if you are unable to attend the annual meeting. If you give your proxy but do not include specific instructions on how to vote on a particular proposal described in this proxy statement, the proxy holders will vote your shares in accordance with the recommendation of the board for such proposal.

ON WHAT AM I VOTING?

You will be asked to consider three proposals at the annual meeting.

•	Proposal No. 1 asks you to elect four Class II directors to serve until the 2025 Annual Meeting of Shareholders.

•	Proposal No. 2 asks you to approve, on a non-binding advisory basis, the compensation paid to our named executive officers in 2021, which we refer to as the say-on-pay vote.

•	Proposal No. 3 asks you to ratify the appointment of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the 2022 fiscal year.

HOW DOES THE BOARD RECOMMEND THAT I VOTE ON THESE PROPOSALS?

The board recommends that you vote “FOR ALL” director nominees in Proposal No. 1, and “FOR” Proposal Nos. 2 and 3.

WHAT HAPPENS IF OTHER MATTERS ARE RAISED AT THE MEETING?

Although we are not aware of any matters to be presented at the virtual annual meeting other than those contained in the Notice of Annual Meeting, if other matters are properly raised at the virtual annual meeting in accordance with the procedures specified in our certificate of incorporation and bylaws, or applicable law, all proxies given to the proxy holders will be voted in accordance with their best judgment.

WHAT IF I SUBMIT A PROXY AND LATER CHANGE MY MIND?

If you have submitted your proxy and later wish to revoke it, you may do so by doing one of the following: giving written notice to the Corporate Secretary prior to the virtual annual meeting; submitting another proxy bearing a later date (in any of the permitted forms) prior to the virtual annual meeting; or casting a ballot at the virtual annual meeting.

WHO WILL COUNT THE VOTES?

Broadridge Investor Communications Services will serve as proxy tabulator and count the votes, and the results will be certified by the inspector of election.

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HOW MANY VOTES MUST EACH PROPOSAL RECEIVE TO BE ADOPTED?

The following votes must be received:

•	For Proposal No. 1 regarding the election of directors, a plurality of votes of our common stock cast is required to elect a director. This means that the four people receiving the largest number of votes cast by the shares entitled to vote at the annual meeting will be elected as directors. Abstentions and broker non-votes are not counted as votes cast and as discussed below, will therefore have no effect.

•	For Proposal No. 2 regarding a non-binding advisory vote on the compensation paid to our named executive officers, this vote is advisory in nature. Our bylaws require that matters other than the election of directors be approved by the affirmative vote of a majority of the shares of our common stock represented and entitled to vote at the meeting, in which case abstentions and broker non-votes have the effect of a vote against Proposal No. 2. Because the vote on Proposal No. 2 is advisory and therefore will not be binding on the Company, the board will review the voting result and take it into consideration when making future decisions regarding the compensation paid to our named executive officers.

•	For Proposal No. 3 regarding the ratification of the appointment of Deloitte, the affirmative vote of a majority of the shares of our common stock represented and entitled to vote at the meeting would be required for approval. Abstentions will have the effect of a vote against this proposal. Because this proposal is considered a “routine” matter under the rules of the New York Stock Exchange, nominees may vote in their discretion on this proposal on behalf of beneficial owners who have not furnished voting instructions, and, therefore, there will be no broker non-votes on this proposal.

WHAT CONSTITUTES A QUORUM?

A quorum is present if a majority of the outstanding shares of our common stock entitled to vote at the annual meeting are present in person or represented by proxy. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.

WHAT ARE BROKER NON-VOTES? IF I DO NOT VOTE, WILL MY BROKER VOTE FOR ME?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the Securities and Exchange Commission and the rules promulgated by the New York Stock Exchange thereunder.

The Company believes that all the proposals to be voted on at the annual meeting, except for Proposal No. 3 regarding the appointment of Deloitte as our independent registered public accounting firm, are not “routine” matters. On non-routine matters, such as Proposal Nos. 1 and 2, nominees cannot vote unless they receive voting instructions from beneficial owners. Please be sure to give specific voting instructions to your nominee so that your vote can be counted.

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WHAT EFFECT DOES AN ABSTENTION HAVE?

With respect to Proposal No. 1, abstentions or directions to withhold authority will not be included in vote totals and will not affect the outcome of the vote. With respect to Proposal Nos. 2 and 3, abstentions will have the effect of a vote against such proposals.

WHO PAYS THE COST OF SOLICITING PROXIES?

We pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting of Shareholders, this proxy statement and the proxy card. Following the mailing of this proxy statement, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or other personal contact. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of our common stock will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates. In addition, the Company has retained Georgeson Inc. to assist in the solicitation of proxies for an estimated fee of $10,000 plus reimbursement of expenses.

WHAT IF I SHARE A HOUSEHOLD WITH ANOTHER SHAREHOLDER?

We have adopted a procedure approved by the Securities and Exchange Commission, called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings. If you are a shareholder who resides in the same household with another shareholder, or if you hold more than one account registered in your name at the same address and wish to receive a separate proxy statement and annual report or notice of internet availability of proxy materials for each account, please contact, Broadridge, toll free at 1-866-540-7095. You may also write to Broadridge, Householding Department, at 51 Mercedes Way, Edgewood, New York 11717. Beneficial shareholders can request information about householding from their banks, brokers or other holders of record. We hereby undertake to deliver promptly upon written or oral request, a separate copy of the Annual Report to Shareholders, or this Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF THE PROXY MATERIALS INSTEAD OF A PAPER COPY OF THE PROXY MATERIALS?

In accordance with rules of the Securities and Exchange Commission we have elected to furnish to our shareholders this Proxy Statement and our Annual Report on Form 10-K by providing access to these documents on the Internet rather than mailing printed copies. Accordingly, the notice of Internet Availability of Proxy Materials is being mailed to our shareholders of record and beneficial owners (other than those who previously requested printed copies or electronic delivery of our proxy materials), which will direct shareholders to a website where they can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

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Our Proxy Statement (including Notice of Annual Meeting) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available for shareholders at www.proxyvote.com. Instead of receiving future copies of our Proxy Statement (including Notice of Annual Meeting) and Annual Report to Shareholders by mail, shareholders can access these materials online. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to you; an electronic link to the proxy voting site will be provided to you. Shareholders of record can enroll at www.proxyvote.com for online access to future proxy materials. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

HOW DO I ACCESS THE VIRTUAL ANNUAL MEETING? WHO MAY ATTEND?

At the virtual annual meeting, shareholders will be able to listen to the meeting live and vote. To be admitted to the virtual annual meeting at www.virtualshareholdermeeting.com/CNNE2022, you must enter the 16-digit control number available on your proxy card if you are a shareholder of record or included in your voting instruction card and voting instructions you received from your broker, bank or other nominee. Although you may vote online during the annual meeting, we encourage you to vote via the Internet, by telephone or by mail as outlined in the Notice of Internet Availability of Proxy Materials or on your proxy card to ensure that your shares are represented and voted.

The meeting webcast will begin promptly at 10:00 a.m., Pacific Time, on June 22, 2022, and we encourage you to access the meeting prior to the start time.

WILL I BE ABLE TO ASK QUESTIONS DURING THE VIRTUAL ANNUAL MEETING?

Shareholders will be able to ask questions through the virtual meeting website during the meeting through www.virtualshareholdermeeting.com/CNNE2022. The Company will respond to as many appropriate questions during the annual meeting as time allows.

HOW CAN I REQUEST TECHNICAL ASSISTANCE DURING THE VIRTUAL ANNUAL MEETING?

A technical support line will be available on the meeting website for any questions on how to participate in the virtual annual meeting or if you encounter any difficulties accessing the virtual meeting.

CORPORATE GOVERNANCE

HIGHLIGHTS

Our board has adopted good governance practices, which promote the long-term interests of our shareholders and support accountability of our board of directors and management. Our board of directors has implemented the following measures to improve our overall governance practices. See “Corporate Governance and Related Matters” below for more detail on our governance practices.

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•	Annual performance evaluations of the board of directors and committees

•	Stock ownership guidelines for our executive officers and directors

•	Clawback policy

•	Shareholders may act by written consent

•	Fully independent audit, compensation and corporate governance and nominating committees

•	No supermajority voting requirement for shareholders to act

•	Board of directors and committee oversight of risk, including information security, cyber- security and environmental, social and governance (ESG) risk

•	Annual review of committee charters and Corporate Governance Guidelines

•	We have three audit committee financial experts as defined by the rules of the Securities and Exchange Commission: Messrs. Stallings, Linehan and Willey

•	Corporate Governance Guidelines that expressly include diversity of age, gender, nationality, race, ethnicity, and sexual orientation as part of the criteria the corporate governance and nominating committee considers when selecting nominees for election to the board

•	Shareholder engagement on a variety of topics, including our corporate governance and executive compensation, as described below in “2021 Shareholder Engagement”

•	Nine of eleven independent directors

2021 SHAREHOLDER ENGAGEMENT

We are committed to hearing and responding to the views of our shareholders on various matters. In the first half of 2021, we reached out to our top four shareholders (representing approximately 29% of our shares) and spoke with one of these investors. At this meeting, we discussed a variety of topics, including our corporate governance and executive compensation matters. We report on and discuss our investor meetings with our board or board committees, as applicable. We consistently engage with FNF, who was our fourth largest shareholder at approximately 6.7% as of December 31, 2021, but do not include FNF in the outreach described above because FNF is required to vote pro rata with public shareholders pursuant to the voting agreement between FNF and Cannae. See “Voting Agreement” below for additional information.

We also engaged with numerous shareholders on various actions we took this year including sales of Ceridian shares, sales of and further acquisition of DNB securities, the FTAC Alight Business Combination and Alight, the FTAC II Paysafe Business Combination and Paysafe, the Trebia System1 Business Combination and System1, and the sale of our interests in Optimal Blue. Our board values the input of our shareholders and considers our shareholders’ feedback as a regular part of board discussions.

Cannae held a Portfolio Conference on December 8 and 9, 2021 at the Wynn Resort, with 121 investors, sell-side analysts, and management in attendance as well as nearly 800 unique webcast observers.

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CORPORATE GOVERNANCE

AND RELATED MATTERS

CORPORATE GOVERNANCE GUIDELINES

Our Corporate Governance Guidelines provide, along with the charters of the committees of the board of directors, a framework for the functioning of the board of directors and its committees and establishes a common set of expectations as to how the board of directors should perform its functions. The Corporate Governance Guidelines address a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Chairman of the board of directors, the Chief Executive Officer and Lead Independent Director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. The Corporate Governance Guidelines also provide that our board will consider all aspects of diversity (including diversity of age, gender, nationality, race, ethnicity and sexual orientation) in selecting nominees for director. A copy of our Corporate Governance Guidelines is available for review on the Investor Relations page of our website at www.CannaeHoldings.com.

CODES OF ETHICS

Our board of directors has adopted a Code of Ethics for Senior Financial Officers, which is applicable to our Chief Executive Officer, our Chief Financial Officer and our Chief Accounting Officer, and a Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. The purpose of these codes is to: (i) promote honest and ethical conduct, including the ethical handling of conflicts of interest; (ii) promote full, fair, accurate, timely and understandable disclosure; (iii) promote compliance with applicable laws and governmental rules and regulations; (iv) ensure the protection of our legitimate business interests, including corporate opportunities, assets and confidential information; and (v) deter wrongdoing. Our codes of ethics were adopted to reinforce our commitment to our longstanding standards for ethical business practices. Our reputation for integrity is one of our most important assets and each of our employees and directors is expected to contribute to the care and preservation of that asset. Under our codes of ethics, an amendment to or a waiver or modification of any ethics policy applicable to our directors or executive officers must be disclosed to the extent required under Securities and Exchange Commission and/or New York Stock Exchange rules. We intend to disclose any such amendment or waiver by posting it on the Investor Relations page of our website at www.CannaeHoldings.com.

Copies of our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers are available for review on the Investor Relations page of our website at www.CannaeHoldings.com.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE

ESG Overview

At Cannae, we understand the importance of a sustainable future to Cannae’s long-term growth and to the well-being of our companies. For this reason, we are committed to addressing ESG issues to better serve our employees, companies, business partners, and the communities where we live and work.

We seek to be transparent about our business practices, corporate governance, environmental impact, and our commitments to our stakeholders. Since we published our inaugural 2020 Environmental, Social & Governance Report, we have continued to enhance our ESG efforts, disclosing our progress through annual reporting and on our website. To learn more about our efforts, please view our most recent reports via our website, www.investor.cannaeholdings.com. We anticipate publishing our 2021 report in June 2022.

Our commitment to ESG focuses on:

Responsible Investment: ESG is embedded across Cannae’s acquisition approach including in our due diligence of acquisition targets. We manage ESG issues in our acquisitions to help Cannae generate stronger returns for our shareholders while improving our impact on society. Our companies each have unique impacts, and we are working to further formalize and enhance the management of ESG across our group of companies.

In order to maximize the value of each of our diverse assets, our management team takes an individualized approach with each company and reviews ESG practices that are material to a potential investment. Our review of acquisitions considers the following ESG factors:

•	Environmental: Energy, waste, water, sustainable products, and overall environmental footprint.

•	Social: Human capital management, workforce diversity, supplier diversity, and community engagement.

•	Governance: ESG oversight, board composition, data privacy and adherence to relevant ESG frameworks and standards.

Through Cannae’s long-term investments, as well as our own ESG efforts, we strive to be a trusted partner in our companies’ ESG journey.

Preserving the Environment: As a holding company, our direct operations and our environmental impact as a firm is relatively small. However, Cannae recognizes the importance of conducting business in an environmentally responsible manner and integrating environmental management best practices into both our business operations and the management of our companies. Cannae is continually improving our environmental management practices at our Las Vegas headquarters. From efforts to monitor and reduce our carbon footprint and energy use, reducing water consumption, and improving waste management, we are reducing our environmental impact.

We have made several enhancements to our Cannae corporate headquarters during the past year including the following:

•	Conversion of exterior lighting to energy-efficient LED lights

•	Installation of an EV car charger in our parking garage

•	Replacement of water fountain with desert landscaping

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Supporting Our Employees and Communities: We value our talented workforces and the outstanding contributions our employees make. We are dedicated to attracting, developing, and retaining talented teams through competitive compensation and benefits, and building a diverse and inclusive workplace. Cannae believes in the importance of volunteerism and philanthropy to strengthen and engage local communities across our portfolio companies. Through local community involvement, corporate initiatives, and philanthropic giving – as well as an active community volunteer ethos – we work to support the communities we all live in.

Operating Ethically: Our reputation is one of our most important assets and each of our employees and directors is expected to contribute to the care and preservation of that asset. We operate in ways that are fair, transparent, and compliant with law. We implement strong governance practices, policies, training, and reporting avenues to foster and support an ethos that all employees to adhere to our expected standards for business integrity.

Board and ESG Oversight

Cannae is committed to strong governance systems and policies that ensure fair, transparent and ethical business practices. To honor that commitment at the highest levels of the Company, our management team leads our ESG efforts with oversight from the audit committee, which reports our ESG progress and efforts to the board of directors.

ESG Risk Management

Cannae recognizes ESG risks, including climate change and severe weather conditions, cybersecurity risks, pandemics, war, and other catastrophic events may impact our business. At Cannae, we work diligently to identify, assess and manage material risks, including ESG risks, through our Enterprise Risk Management (ERM) program. Our ERM program conducts risk assessments to identify and assess our material business, operational and environmental risks and works with our management team to develop strategies and plans to mitigate and manage those risks.

Our ERM program is overseen by a group of highly qualified individuals and is tailored to the unique structure of our business. At our corporate office, we maintain the plans for our core processes that include predetermined actions to be taken, resources to be used, and procedures to be followed before, during, and after a disaster. Each of our various businesses separately maintain business continuity functions that adhere to the unique requirements of their business. Our report to the audit committee of our board of directors is updated on a quarterly basis regarding our ERM and business continuity, which are approved by the audit committee annually.

Diversity and Inclusion

Diversity is a key component of Cannae’s success, including our various portfolio companies. We believe that the diversity of our employees and directors provides a variety of ideas and perspectives that enables us to achieve superior business results. Cannae and its portfolio companies are committed to being equal opportunity employers and enhancing diversity and inclusion across our businesses.

Cannae’s Code of Business Conduct and Ethics prohibits discrimination and harassment. Our nondiscrimination policy is distributed to all employees as part of our employee handbook, which employees must acknowledge annually. Our employees participate in annual training programs covering topics such as the Code of Business Conduct and Ethics, and Reporting Harassment.

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Our board of directors leads by example in its commitment to diversity. In 2019, our board codified its commitment to diversity when selecting new director nominees in our Corporate Governance Guidelines, which provide that in selecting director nominees, our corporate governance and nominating committee considers, among other things, diversity of age, gender, nationality, race, ethnicity, and sexual orientation.

Data Privacy and Cybersecurity

Cannae and our companies are highly dependent on information technology. We are focused on making strategic investments in information security to protect our clients and our information systems. Our investments include both capital expenditures and operating expenses for hardware, software, personnel, and consulting services. As the primary products and services of our companies evolve, we apply a comprehensive approach to the mitigation of identified security risks. We have established policies and controls, including those related to privacy, information security and cybersecurity, and we employ a broad and diversified set of risk monitoring and risk mitigation techniques. Our employees participate in an annual Information Security Training.

Our board has a strong focus on cybersecurity. Our approaches to cybersecurity and privacy are overseen by the audit committee. At each regular meeting of the audit committee of our board of directors, our key management and Internal Audit group provide reports relating to existing and emerging risks at our companies, including, as appropriate, risk assessments, cyber and data security risks, and any security incidents. Our audit committee chairman reports on these discussions to our board of directors on a quarterly basis. The employees at our companies are the strongest assets in protecting their customers’ information and mitigating risk. We monitor their security practices, including training programs that focus on applicable privacy, security, legal, and regulatory requirements that provide ongoing enhancement of their respective security and risk cultures.

Select Company ESG Profiles

DUN & BRADSTREET

For nearly two centuries, Dun & Bradstreet has worked to enhance responsible business practices through its data and analytics solutions. In today’s rapidly changing landscape, Dun & Bradstreet’s solutions help customers manage growing regulatory, ethical, environmental, and social risks and opportunities. The most recent example of innovative application of the D&B Data Cloud was the rapid development of its D&B ESG Intelligence capability.

Dun & Bradstreet ESG scores are derived from a thorough review of a company’s publicly available information combined with proprietary Dun & Bradstreet data mapped to established sustainability standards to provide insights into the company’s material ESG risks and opportunities. The extensive breadth of the Dun & Bradstreet Data Cloud enables the company to have ESG scores for approximately 20 million organizations around the globe. This gives Dun & Bradstreet the highest coverage among ESG data providers and provides a solution to the persistent challenge of limited ESG coverage of private companies. Dun & Bradstreet ESG data enables compliance and procurement teams to identify ESG risks, set goals, monitor shifting ESG risks through automated approaches, streamline ESG assessment processes and benchmark against industry peer best practices.

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Dun & Bradstreet takes an integrated approach to engaging its key stockholders in leveraging its data, insights, talent, and resources to make a positive impact on the world around us. Being socially responsible has been embedded in Dun & Bradstreet’s DNA for generations. From progressive family leave policies to robust performance management and career development programs, Dun & Bradstreet is committed to cultivating a workplace where everyone’s voice is valued and diversity, in all its forms, is welcomed. In 2021, Dun & Bradstreet received a 100% score on the Human Rights Campaign Foundation’s Corporate Equality Index for LGBTQ Equality for the fifth consecutive year. The company was endorsed by Disability:IN as a Best Place to Work for Disability Inclusion. Through its global Do Good program in 2021, Dun & Bradstreet employees volunteered 6,590 hours to 792 organizations and contributed $1,033,735 through employer-matched employee donations and corporate giving.

CERIDIAN

Ceridian is focused on helping organizations enhance human capital management while supporting the communities where employees live and work. Ceridian believes that tech for good and responsible innovation can have a positive impact on all stakeholders. Dayforce Wallet provides individuals with faster access to their earned pay, which enables them to cover both everyday expenses as well as urgent or unplanned costs. Promoting diversity, equity and inclusion within its workforce is a priority for Ceridian. In 2021, Ceridian established a company-wide Global Diversity Advisory Council that is comprised of employees from around the world and expanded the number of inclusivity-building YOUnity groups. Ceridian is committed to giving back to local communities. Through Ceridian Cares, an employee-driven charity, the company provides financial support to individuals and families struggling with basic needs and quality of life. In 2021, the organization donated over $1.1 million to people in need in the United States and Canada. Ceridian also launched a new giving and volunteering platform last year through which employees donated to over 480 non-profits in 12 countries. For more detailed information regarding Ceridian’s ESG goals, programs, and initiatives, see Ceridian’s 2022 annual Ceridian ESG Report: www.ceridian.com/ESG.

THE RESTAURANT GROUP

The Restaurant Group is building inclusive workplaces, while driving community outcomes in the areas where we operate. Our Restaurant Group supports such national charitable organizations as The Folded Flag Foundation, Second Harvest, Operation Gratitude, Making Strides, Boys & Girls Clubs of America, Big Brothers Big Sisters of America, American Cancer Society, Muscular Dystrophy Association and St. Jude Children’s Research Hospital. In 2021, The Restaurant Group was the top corporate donor for The Folded Flag Foundation, with donations surpassing $675K. We delight in feeding our communities, which is especially critical in times of crisis. Whether we are providing food to victims of devastating fires or floods, feeding first responders in the wake of tornadoes or hurricanes, or nourishing healthcare workers who served selflessly throughout COVID-19 – if there is a need in our community, our Restaurant Group is there to serve. Our Restaurant Group embraces diversity and inclusion across all our brands. Our Diversity, Equity, and Inclusion Council is dedicated to educating, cultivating and inspiring team members of different backgrounds to appreciate and celebrate the varying ideas, perspectives and experiences of our diverse employment population. All team members enjoy equal access to opportunities throughout the organization as well as exciting ways to connect with each other and with our guests, enriching both the employment and guest experience. Additionally, a recently created Women in Leadership group was created with a target of developing our senior-most female leaders through unique experiences, developmental activities and networking.

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ALIGHT

Alight is committed to helping companies care for their biggest asset – their people. Through its integrated health, wealth and wellbeing platform, Alight powers confident decisions for life for its 30 million users and their families. In 2021, Alight completed a materiality assessment to identify the environmental, social and governance issues that are most relevant to the company and its stakeholders. In 2021, Alight earned a perfect score on the Human Rights Campaign Foundation’s Corporate Equality Index for the third consecutive year and has been named a Great Place to Work for four years in a row. Alight fosters a culture of respect and inclusion in various ways, including offering unconscious bias and diversity training, tracking gender diversity, and celebrating diversity through global cultural appreciation initiatives.

PAYSAFE

Paysafe is a leading specialized payments platform. Its core purpose is to enable businesses and consumers to connect and transact seamlessly through industry-leading capabilities in payment processing, digital wallet, and online cash solutions. In addition to the company’s eCash product capabilities that help drive financial inclusion for some of the world’s underbanked population, Paysafe is deeply committed to doing business the right way. As part of the company’s holistic approach to ESG, Paysafe focuses on community efforts; diversity, equity and inclusion (DE&I); employee wellbeing and the environment.

As part of its environmental program, Paysafe has a robust strategy to reduce carbon emissions across operations through energy efficiency initiatives and has achieved CarbonNeutral® certification from 2019 onwards. At Paysafe, diversity, equity and inclusion is also a strategic priority that is supported by the Paysafe board and executive team and their commitment to creating a working environment where everyone’s unique contribution is valued. To help it achieve its DE&I goals, four colleague-led DE&I teams meet on a regular basis to organize an interactive, engaging DE&I program that addresses race and ethnicity, gender, and sexual orientation. Paysafe aims to be a supportive part of the local communities where the company operates, supporting both global and local causes including helping young people to thrive by supporting education and social mobility and also supporting various health charities. All Paysafe employees are provided with a one-day volunteering allowance to support a cause they care about in their communities, and volunteer led Community teams across Paysafe’s offices drive local momentum and push forward Community initiatives. Finally, through its wellbeing program, Paysafe puts high value in the welfare of its employees and organizes frequent activities to support the mental, physical and social wellbeing of its employees, something that was significantly ramped up at the start of the pandemic and continues to grow as a program today.

OUR BOARD

Our board is composed of William P. Foley, II, David Aung, Hugh R. Harris, C. Malcolm Holland, Mark D. Linehan, Frank R. Martire, Richard N. Massey, Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr. and Frank P. Willey, with Mr. Foley serving as our non-executive Chairman.

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In 2021, our board held five meetings. All directors attended at least 75% of the meetings of the board and of the committees on which they served during 2021. Our board met quarterly and our non-management directors met periodically in executive sessions without management. Our Lead Independent Director presides over each executive session of our board. We do not, as a general matter, require our board members to attend our annual meeting of shareholders, although each of our directors is invited to attend our 2022 annual meeting. None of our directors attended our 2021 annual meeting.

DIRECTOR INDEPENDENCE

The board of directors determined that David Aung, Hugh R. Harris, C. Malcolm Holland, Mark D. Linehan, Frank R. Martire, Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey are independent under the criteria established by the New York Stock Exchange and our Corporate Governance Guidelines. The board of directors also determined that Messrs. Martire, Moullet and Ms. Meinhardt meet the additional independence standards of the New York Stock Exchange for compensation committee members.

In determining independence, the board considered all relationships that might bear on our directors’ independence from Cannae. The board of directors determined that William P. Foley, II is not independent because he is the Managing Member and a Senior Managing Director of the Manager. Mr. Massey is not independent because he is our Chief Executive Officer.

In considering the independence of our independent directors, the board of directors considered the following factors:

•	Mr. Martire also serves on the board of System1 and was the founder and a director of Trebia. Mr. Martire indirectly held 5,877,699 shares of System1 common stock.

•	Messrs. Harris, Martire, and Willey each own a minority interest in Black Knight Sports and Entertainment LLC, which owns the Vegas Golden Knights. Mr. Foley is the majority interest holder and is Executive Chairman and Chief Executive Officer of Black Knight Sports and Entertainment LLC.

•	Mr. Willey and Ms. Meinhardt are independent in that they were never employed by Cannae. Ms. Meinhardt served as an executive at FNF and Mr. Willey was a partner in a law firm that received payments from FNF, in each case before the Split-Off in 2017, which was more than four years ago.

•	Our Manager may provide advisory services to entities for which our directors or executive officers are also directors or executive officers.

The board of directors determined that these relationships were not of a nature that would impair the independence of Messrs. Aung, Harris, Holland, Linehan, Martire, Moullet, Stallings, Willey or Ms. Meinhardt.

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DIRECTOR RESIGNATION

In the event any incumbent director does not receive a majority of the votes cast and tenders his resignation to the Board, the Committee will consider and recommend to the Board whether to accept or reject the tendered resignation, or whether other action should be taken.

COMMITTEES OF THE BOARD

The board has three standing committees: an audit committee, a compensation committee and a corporate governance and nominating committee. The charter of each of the audit, compensation and corporate governance and nominating committee is available on the Investors page of our website at www.CannaeHoldings.com. Each committee reviews its charter annually. Shareholders also may obtain a copy of any of these charters by writing to the Corporate Secretary at the address set forth under “Available Information.”

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The current members of the corporate governance and nominating committee are Hugh R. Harris (Chair), David Aung and C. Malcolm Holland. Mr. Aung began service on the corporate governance and nominating committee on February 18, 2021, at which time Mr. Stallings stepped down from the committee. Each of Messrs. Harris, Aung and Holland was deemed to be independent by the board, as required by the New York Stock Exchange. The corporate governance and nominating committee met once in 2021.

The primary functions of the corporate governance and nominating committee, as identified in its charter, are:

•	Identifying individuals qualified to become members of the board and making recommendations to the board regarding nominees for election;

•	Reviewing the independence of each director and making a recommendation to the board with respect to each director’s independence;

•	Developing and recommending to the board the corporate governance principles applicable to us and reviewing our Corporate Governance Guidelines at least annually;

•	Making recommendations to the board for directors to fill vacancies in the membership of the audit, compensation and corporate governance and nominating committees;

•	Overseeing the evaluation of the performance of the board and its committees on a continuing basis, including an annual self-evaluation of the performance of the corporate governance and nominating committee;

•	Considering director nominees recommended by shareholders; and

•	Reviewing our overall corporate governance and reporting to the board on its findings and any recommendations.

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AUDIT COMMITTEE

The current members of the audit committee are James B. Stallings, Jr. (Chair), Mark D. Linehan and Frank P. Willey. Mr. Willey began service on the audit committee on February 18, 2021, at which time Mr. Martire stepped down from the committee.

The board has determined that each of the audit committee members who served on the committee in 2021 is financially literate and independent as required by the rules of the Securities and Exchange Commission and the New York Stock Exchange. The board has also determined that each of Mr. Stallings, Mr. Linehan and Mr. Willey is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission. The audit committee met seven times in 2021.

The primary functions of the audit committee include:

•	Appointing, compensating and overseeing our independent registered public accounting firm;

•	Reviewing and approving the annual audit plan for the Company;

•	Overseeing the integrity of our financial statements and our compliance with legal and regulatory requirements;

•	Discussing the annual audited financial statements and unaudited quarterly financial statements with management and the independent registered public accounting firm;

•	Establishing procedures for the receipt, retention and treatment of complaints (including anonymous complaints) we receive concerning accounting, internal accounting controls, auditing matters or potential violations of law;

•	Approving audit and non-audit services provided by our independent registered public accounting firm;

•	Discussing earnings press releases before they are issued and the nature of the financial information provided to analysts and rating agencies;

•	Discussing with management our policies and practices with respect to risk assessment and risk management, enterprise risk and ESG risk oversight;

•	Reviewing any material transaction between the Company and our Chief Financial Officer or Chief Accounting Officer that has been approved in accordance with our Code of Ethics for Senior Financial Officers, and providing prior written approval of any material transaction between us and our Executive Chairman or President, as applicable; and

•	Producing an annual report for inclusion in our proxy statement, in accordance with applicable rules and regulations.

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REPORT OF THE AUDIT COMMITTEE

The audit committee of the board of directors submits the following report on the performance of certain of its responsibilities for the year 2021:

The primary function of our audit committee is oversight of (i) the quality and integrity of our financial statements and related disclosures, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our internal audit function and independent registered public accounting firm. Our audit committee acts under a written charter, and we review the adequacy of our charter at least annually. Our audit committee is comprised of the three directors named below, each of whom has been determined by the board of directors to be independent as defined by New York Stock Exchange independence standards. In addition, our board of directors has determined that each of Messrs. Stallings, Linehan and Willey is an audit committee financial expert as defined by the rules of the Securities and Exchange Commission.

In performing our oversight function, we reviewed and discussed with management and Deloitte, our independent registered public accounting firm, our audited financial statements as of and for the year ended December 31, 2021. Management and Deloitte reported to us that our consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of Cannae and its subsidiaries in conformity with generally accepted accounting principles. We also discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

We have received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and have discussed with Deloitte their independence. In addition, we have considered whether Deloitte’s provision of non-audit services to us is compatible with their independence.

Finally, we discussed with our internal auditors and Deloitte the overall scope and plans for their respective audits. We met with Deloitte at each meeting. Management was present for some, but not all, of these discussions. These discussions included the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, we recommended to our board of directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and that Deloitte be appointed independent registered public accounting firm for Cannae for 2022.

In carrying out our responsibilities, we look to management and the independent registered public accounting firm. Management is responsible for the preparation and fair presentation of our financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process. The independent registered public accounting firm is responsible for auditing our annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with generally accepted accounting principles. The independent registered public accounting firm

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performs its responsibilities in accordance with the standards of the Public Company Accounting Oversight Board. Our members are not professionally engaged in the practice of accounting or auditing and are not experts under the Exchange Act in either of those fields or in auditor independence.

The foregoing report is provided by the following independent directors, who constitute the committee:

AUDIT COMMITTEE

James B. Stallings, Jr. (Chair)

Mark D. Linehan

Frank P. Willey

COMPENSATION COMMITTEE

The current members of the compensation committee are Frank R. Martire (Chair), Erika Meinhardt and Barry B. Moullet. Mr. Moullet and Ms. Meinhardt began service on the compensation committee on February 18, 2021, at which time Messrs. C. Malcolm Holland and Hugh R. Harris stepped down from the committee. Each current member of the compensation committee and each member who served during 2021 was deemed to be independent by the board, as required by the New York Stock Exchange. The compensation committee met four times during 2021. Our compensation committee reviews its charter annually. The functions of the compensation committee include the following:

•	Reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating their performance in light of those goals and objectives, and setting the Chief Executive Officer’s compensation level based on this evaluation;

•	Setting salaries and approving incentive compensation and equity awards, as well as compensation policies, for all other officers who are designated as Section 16 officers by our board;

•	Making recommendations to the board with respect to equity-based plans that are subject to board approval;

•	Approving any employment or severance agreements with our Section 16 officers;

•	Granting any awards under equity compensation plans and annual bonus plans to our Chief Executive Officer and Section 16 Officers;

•	Approving the compensation of our directors; and

•	Producing an annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable rules and regulations.

For more information regarding the responsibilities of the compensation committee, please refer to the section of this proxy statement entitled “Compensation Discussion and Analysis and Executive and Director Compensation.”

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BOARD LEADERSHIP STRUCTURE

We have separated the positions of Chairman of the board of directors and Chief Executive Officer in recognition of the differences between the two roles. Separating these positions allows our Chief Executive Officer to focus more directly upon executing on the Company’s strategic objectives and business plan, providing day-to-day leadership and guiding senior management through the implementation of our strategic initiatives. It also allows our non-executive Chairman to utilize his time to focus on our long-term strategy, and to set the agenda for board meetings and preside over meetings of the full board.

Lead Independent Director. Frank R. Martire serves as our Lead Independent Director. Following engagement and feedback from our shareholders in 2020, the board determined it to be useful and appropriate to designate a Lead Independent Director to coordinate the activities of the other non-employee directors and to perform such other duties and responsibilities as the board may determine. The responsibilities of our Lead Independent Director include:

•	Preside at meetings of the board of directors in the absence of, or upon the request of, the Chairman;

•	Call and preside over all executive meetings of non-employee directors and independent directors and report to the board, as appropriate, concerning such meetings;

•	Review information sent to the board, as well as board meeting agendas and schedules in collaboration with the Chairman to ensure that there is sufficient time for discussion of all agenda items and recommend matters for the board to consider and information to be provided to the board;

•	Serve as a liaison and supplemental channel of communication between non-employee/ independent directors and the Chairman without inhibiting direct communications between the Chairman and other directors;

•	Serve as the principal liaison for consultation and communication between the non- employee/ independent directors and shareholders;

•	Advise the Chairman concerning the retention of advisors and consultants who report directly to the board; and

•	Be available to major shareholders for consultation and direct communication.

We believe this leadership structure is appropriate and allows our Chief Executive Officer and non-executive Chairman to focus on the responsibilities of their respective offices while creating a collaborative relationship that benefits our Company.

ROLE IN RISK OVERSIGHT

The board of directors administers its risk oversight function directly and through committees. The audit committee oversees our financial reporting process, risk management program, including ESG risk, legal and regulatory compliance, performance of the independent auditor, internal audit function, and financial and disclosure controls. Management identifies strategic risks of Cannae and aligns the annual audit plan with the auditable risks. The audit committee also receives quarterly reports on compliance matters.

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Our board has a strong focus on cyber-security. At each regular meeting of the audit committee of our board of directors, our Chief Risk Officer, Chief Compliance Officer, Chief Information Security Officer and Chief Internal Auditor provide reports relating to existing and emerging risk at our companies, including, as appropriate, cyber and data security risks. Management also periodically reports to the audit committee on matters relating to our environmental sustainability policies and programs. Our audit committee chairman reports on these discussions to our board of directors on a quarterly basis.

The corporate governance and nominating committee considers the adequacy of our governance structures and policies, including as they relate to ESG. The compensation committee reviews and approves our compensation and other benefit plans, policies and programs and those of our various companies and considers whether any of those plans, policies or programs creates risks that are likely to have a material adverse effect on Cannae. Each committee provides reports on its activities to the full board of directors.

Cannae’s commitment to corporate responsibility means integrating it into our business, including how we manage ESG topics. Our board and its committees oversee the execution of our ESG strategies and initiatives as part of our oversight of the overall strategy and risk management. The Environmental, Social and Governance section beginning on page 15 further outlines our approach to these issues.

CONTACTING THE BOARD

Any shareholder or other interested person who desires to contact any member of the board or the non-management members of the board as a group may do so by writing to: Board of Directors, c/o Corporate Secretary, Cannae Holdings, Inc., 1701 Village Center Circle, Las Vegas, Nevada 89134. Communications received are distributed by the Corporate Secretary to the appropriate member or members of the board.

CERTAIN INFORMATION

ABOUT OUR DIRECTORS

DIRECTOR CRITERIA, QUALIFICATIONS AND EXPERIENCE AND PROCESS FOR SELECTING DIRECTORS

Our Split-Off from FNF was completed on November 17, 2017 and, at that time we became an independent public company. We actively manage and operate a group of companies that include our minority ownership acquisitions in DNB, Ceridian, Paysafe, Optimal Blue (through February 2022), Alight, System1, Sightline, AmeriLife and two special purpose acquisition company sponsor entities; and our majority equity ownership stakes in O’Charley’s and 99 Restaurants, and various other companies and minority equity investments primarily in the real estate and financial services industries. Our board and management are currently focused on executing our long-term strategy of continuing our activities with respect to our business investments to achieve superior financial performance to maximize the value of those assets and to continue to pursue similar acquisitions in businesses and to grow and achieve superior financial performance with respect to such newly acquired businesses.

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Our board and the corporate governance and nominating committee are committed to include the best available candidates for nomination to election to our board based on merit. Our board and our corporate governance and nominating committee will continuously evaluate our board’s composition with the goal of developing a board that meets our strategic goals, and one that includes diverse, experienced and highly qualified individuals.

The corporate governance and nominating committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the overall composition of the board. In accordance with our Corporate Governance Guidelines, the corporate governance and nominating committee considers, among other things, the following criteria in fulfilling its duty to recommend nominees for election as directors:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Current knowledge and contacts in the communities in which we do business and, in our industry, or other industries relevant to our business;

•	Ability and willingness to commit adequate time to the board and committee matters;

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to our needs; and

•	Diversity of viewpoints, background, experience, and other demographics, and all aspects of diversity in order to enable the board to perform its duties and responsibilities effectively, including candidates with a diversity of age, gender, nationality, race, ethnicity, and sexual orientation.

Each year in connection with the nomination of candidates for election to the board, the corporate governance and nominating committee evaluates the background of each candidate, including candidates that may be submitted by shareholders.

COMPOSITION, TENURE, RECENT REFRESHMENT AND DIVERSITY

We believe that the current composition of our board will serve us well and that our current directors possess a strong mix of relevant experience, skills and qualifications that will result in a well-functioning board that effectively oversees our long-term strategy. Our board, which is composed of directors who have a strong understanding of our business, operational and strategic goals, as well as our strategic goals and the risks we face, will be crucial to our ability to effectively execute on our long-term strategy. Four of our eleven directors identify as diverse.

Our board is committed to examining ways to continue to foster the diversity of our board across many dimensions to ensure that it operates at a high functioning level and reflects the board’s commitment to inclusiveness. Specifically, the corporate governance and nominating committee is focused on considering highly qualified individuals with diverse backgrounds as candidates for nomination as directors.

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Since the Split-Off in 2017, we have refreshed our board and added diverse individuals with the skills and expertise to oversee our long-term strategy. In 2017, James B. Stallings, Jr., who is African American, and Erika Meinhardt joined our board. In February 2019, our board codified its commitment to consider all aspects of diversity when selecting new director nominees, including candidates with a diversity of age, gender, nationality, race, ethnicity, and sexual orientation by integrating it into the director selection criteria in our Corporate Governance Guidelines.

In February 2021, David Aung and Barry B. Moullet, both of whom identified themselves as having diverse backgrounds, joined our board. Mr. Aung has extensive investment management and risk and analysis experience with various classes of assets and a broad knowledge of the technology used in that analysis and reporting. Mr. Moullet has extensive experience in the Foodservice industry, including consulting and executive leadership experience, as well as his significant board experience.

The corporate governance and nominating committee considers qualified candidates suggested by current directors, management and our shareholders in a substantially similar manner. Shareholders can suggest qualified candidates for director to the corporate governance and nominating committee by writing to our Corporate Secretary at 1701 Village Center Circle, Las Vegas, Nevada 89134. The submission must provide the information required by, and otherwise comply with the procedures set forth in, Section 3.1 of our bylaws. Section 3.1 also requires that the nomination notice be submitted by a prescribed time in advance of the meeting. See “Shareholder Proposals and Nominations” below.

GOVERNANCE AND BOARD STRUCTURE

Our board has adopted good governance practices, which promote the long-term interests of our shareholders and support accountability of our board of directors and management. See “Corporate Governance Highlights” above for measures implemented by our board of directors to improve our overall governance practices.

Our board of directors has since our Split-Off been divided into three classes, with each class serving a staggered three-year term. In each of the last three years, our board considered whether to declassify the board of directors. Our board has determined that it is in the best interest of Cannae and its shareholders to maintain its classified board structure at this time. Service for a three-year term encourages our directors to make decisions in the long-term interests of the Company and its shareholders. The board also considered that Cannae is still a relatively new public company and that a classified board structure promotes board continuity and stability and ensures that, at any given time, there are experienced directors serving on the board who are familiar with Cannae’s business, strategic goals and culture. Our classified board structure also reduces the potential influences of certain investors and special interest groups with short-term agendas. In the past, we believe that Cannae’s common stock has traded at a discount to the company’s fair market value, and thus, a classified board structure protects the Company and its shareholders against abusive activist takeover tactics. We believe our classified board structure to be an effective means of protecting long-term shareholder interests against these types of abusive tactics. We have engaged with our shareholders on this topic.

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INFORMATION ABOUT THE DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following matrix lists the skills and experience that we consider most important for our directors in light of our current business and structure. In addition, biographical information for our nominees proposed for election at the annual meeting as Class II directors of the Company, as well as our continuing Class I and Class III directors, including each directors’ relevant experience, qualifications, skills and diversity, is included below.

BOARD OF DIRECTORS
Director Qualifications and Experience:	William P. Foley, II (Chair)	Richard N. Massey (CEO)	David Aung	Hugh R. Harris	C. Malcolm Holland	Mark D. Linehan	Frank R. Martire	Erika Meinhardt	Barry B. Moullet	James B. Stallings, Jr.	Frank P. Willey
Board of Directors Experience	•	•	•	•	•	•	•	•	•	•	•
Entrepreneur/Business Growth	•	•	•	•	•	•	•	•	•	•	•
CEO/Business Head/Leadership	•	•		•	•	•	•	•	•	•	•
Mergers & Acquisitions	•	•		•	•		•	•			•
International	•	•		•			•		•	•
Human Capital Management/Compensation	•	•	•	•	•	•	•	•	•	•	•
Finance/Capital Allocation	•	•	•	•	•	•	•	•	•	•	•
Financial Literacy	•	•	•	•	•	•	•	•	•	•	•
Regulatory	•	•	•	•	•	•	•	•	•		•
Risk Management	•	•	•	•	•	•	•	•	•	•	•
Corporate Governance	•	•		•	•	•	•		•		•
Technology/Information Security	•	•	•	•	•		•	•		•	•
Legal	•	•									•
Marketing/Sales	•	•	•	•	•	•	•	•	•	•	•
Board Tenure	3	3	1	3	3	2	3	3	1	3	3
Age	77	66	42	71	62	59	74	63	64	66	68

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BOARD GENDER AND DIVERSITY MATRIX (AS OF DECEMBER 31, 2021)
Total Number of Directors	11
	Female	Male
Directors	1	10
Number of Directors Who Identify in Any of the Categories
African American or Black	–	1
Alaskan Native or Native American	–	1
Asian	–	1
White	1	8
Did not Disclose Demographic Background	–

NOMINEES FOR CLASS II DIRECTORS – TERM EXPIRING 2025 (IF ELECTED)
Name	Position with Cannae	Age
Erika Meinhardt	Member of the Compensation Committee	63
Barry B. Moullet	Member of the Compensation Committee	64
James B. Stallings, Jr.	Chairman of the Audit Committee	66
Frank P. Willey	Member of the Audit Committee	68

Erika Meinhardt has served as a director of Cannae since July 2018. Since January 2018, Ms. Meinhardt has served as Executive Vice President of FNF, our former parent. Ms. Meinhardt has served as a member of the board of directors of Alight since July 2021. Ms. Meinhardt serves as a member of the board of directors of ASZ and AUS, which are blank check companies. She previously served as President of National Agency Operations for FNF’s Fidelity National Title Group from February 2005 until January 2018. Prior to assuming that role she served as Division Manager and National Agency Operations Manager for FNF from 2001 to 2005. Ms. Meinhardt previously served as a director of FTAC II from August 2020 to March 2021.

Ms. Meinhardt’s qualifications to serve on our board include her knowledge of our businesses she gained at FNF, and her experience in managing and growing complex business organizations as President of FNF’s National Agency Operations.

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Barry B. Moullet has served as a director of Cannae since February 2021. Mr. Moullet has been the principal of BBM Executive Insights, LLC, a consulting firm specializing in the optimization of various supply chain management activities for foodservice clients, since June 2012. Mr. Moullet also served as Chief Supply Chain Officer and as a consultant for Focus Brands Inc. from January 2013 through July 2014. He served in various executive roles with Darden Restaurants Inc. from 1996 until 2012. Prior to his tenure with Darden Restaurants, Mr. Moullet’s previous roles include Vice President of Purchasing for Restaurant Services Inc. and Vice President of Purchasing for Kentucky Fried Chicken. Mr. Moullet received a B.S. in a double major of Chemistry and Marketing from the University of Wisconsin and his M.B.A. with an emphasis in Finance from the College of St. Thomas. Mr. Moullet also serves on the board of directors of RockSpoon Inc., a privately held company, and formerly served on the board of Cici’s Pizza prior to its acquisition. He is an Advisory Board Member and guest speaker for Cornell University’s School of Hotel Administration and is a member of the University of Wisconsin – Eau Claire Foundation Board and the University of Wisconsin – Eau Claire Real Estate Board.

Mr. Moullet’s qualifications to serve on our board include his extensive experience in the Foodservice industry, including consulting and executive leadership experience, as well as his significant board experience.

James B. Stallings, Jr. has served as a director of Cannae since January 2018. Since 2013, Mr. Stallings has been a Managing Partner of PS27 Ventures, LLC, a private investment fund focused on technology companies. From 2009 until his retirement in January 2013, Mr. Stallings served as General Manager of Global Markets in IBM’s Systems and Technology Group. From 2002 to 2009, Mr. Stallings served in a variety of roles at IBM Corporation, including General Manager, Enterprise Systems, IBM Systems and Technology Group. From 2000 to 2002, Mr. Stallings founded and ran E House, a consumer technology company, and prior to that, Mr. Stallings worked for Physician Sales & Services, Inc., a medical supplier. From 1984 to 1996, Mr. worked in various capacities for IBM Corporation. Mr. Stallings previously served as director of Trebia Acquisition Corp. until January 27, 2022. Mr. Stallings serves as a director of FIS and UGI Corporation.

Mr. Stallings qualifications to serve on our board include more than 25 years of experience in the information technology industry, including leadership roles in business management, strategy and innovation, his experience as an entrepreneur and his financial expertise.

Frank P. Willey has served as a director of Cannae since November 2017. He is a partner with the law firm of Hennelly & Grossfeld, LLP. Mr. Willey served as a director of FNF from 1984 until November 2017 and served as Vice Chairman of the board of directors of FNF until February 2016. Mr. Willey served as President of FNF from January 1995 until March 2000. Mr. Willey served as Executive Vice President and General Counsel of FNF from 1984 through December 1994. Mr. Willey also serves as a director of ASZ, a blank check company, since April 2021. He formerly served as a director of Pennymac Mortgage Investment Trust through September 2020.

Mr. Willey’s qualifications to serve on our board include his deep knowledge of our businesses and strategies that he gained while serving as a director of FNF, his experience leading and growing a complex business organization as President and Vice Chairman of FNF, and his financial literacy and legal expertise.

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CLASS III DIRECTORS – TERM EXPIRING 2023
Name	Position with Cannae	Age
Hugh R. Harris	Chairman of Corporate Governance and Nominating Committee	71
C. Malcolm Holland	Member of the Corporate Governance and Nominating Committee	62
Mark D. Linehan	Member of the Audit Committee	59

Hugh R. Harris has served as a director of Cannae since November 2017. Mr. Harris is retired, and formerly served as President, Chief Executive Officer and a director of Lender Processing Services, Inc. (LPS) from October 2011 until January 2014, when it was acquired by FNF. Prior to joining LPS, Mr. Harris had been retired since July 2007. Before his retirement, Mr. Harris served as President of the Financial Services Technology division at FNF from April 2003 until July 2007. Prior to joining FNF, Mr. Harris served in various roles with HomeSide Lending Inc. from 1983 until 2001, including President and Chief Operating Officer and later as Chief Executive Officer. Mr. Harris serves on the board of directors of ASZ and AUS, which are blank check companies. Mr. Harris previously served on the board of directors of FTAC until July 2, 2021.

Mr. Harris’ qualifications to serve on our board include his leadership of complex businesses at FNF, FIS and LPS, including with respect to corporate strategy, operational oversight, mergers and acquisitions and corporate governance.

C. Malcolm Holland has served as a director of Cannae since November 2017. Mr. Holland founded Veritex Holdings, Inc., where he has served as Chairman of the Board and Chief Executive Officer since 2009, and as Chairman of the Board, Chief Executive Officer and President of Veritex Bank since its inception in 2010. Mr. Holland began his career in 1982 as a credit analyst and commercial lender at First City Bank. In 1984, Mr. Holland joined Capital Bank as a vice president of commercial lending. From 1985 to 1998, Mr. Holland was an organizer and executive vice president of EastPark National Bank, a de novo bank that opened in 1986. EastPark National Bank was acquired by Fidelity Bank of Dallas in 1995, and Mr. Holland served as executive vice president and head of commercial lending for Fidelity Bank of Dallas from 1995 to 1998, when the bank was acquired by Compass Bank. From 1998 to 2000, Mr. Holland served as senior vice president and head of business banking for Compass Bank. Mr. Holland served as President of First Mercantile Bank from 2000 to 2002, when the bank was acquired by Colonial Bank. From 2003 to 2009, Mr. Holland served as Chief Executive Officer for the Texas Region of Colonial Bank. Mr. Holland also served as a director of Foley Trasimene Acquisition Corp. II. He is a past president of the Texas Golf Association and served on the Executive Committee of the United States Golf Association from 2013 through 2016. Mr. Holland is an active member and chairman of the business advisory committee of Watermark Community Church. He has served as chairman of the College Golf Fellowship from 2002 to 2013. Mr. Holland received his Bachelor of Business Administration from Southern Methodist University in 1982.

Mr. Holland’s qualifications to serve on our board include his extensive experience leading and growing complex business organizations, including with respect to corporate strategy and mergers and acquisitions, and his more than 30 years of experience in the banking industry.

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Mark D. Linehan has served as a director of Cannae since September 2019. Mr. Linehan has served as President and Chief Executive Officer of Wynmark Company, a private real estate investment and development company, since he founded the company in 1993. Prior to founding Wynmark Company, he served as a Senior Vice President with the Trammell Crow Company in Los Angeles, California. Prior to working for Trammell Crow Company, Mr. Linehan worked for Kenneth Leventhal & Co., a Los Angeles-based public accounting firm specializing in the real estate industry which is now part of Ernst & Young LLP. Mr. Linehan previously served as member of the board of Trebia Acquisition Corp., FTAC II and Hudson Pacific Properties, Inc., and previously served on the board of directors of Condor Hospitality Trust, Inc. Mr. Linehan serves on the board of directors of ASZ and AUS, which are blank check companies. Mr. Linehan has a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara and is a Certified Public Accountant. Mr. Linehan’s qualifications to serve on our board include his expertise in accounting matters, his experience in founding and growing Wynmark Company, and his experience as a public company director.

INCUMBENT CLASS I DIRECTORS – TERM EXPIRING 2024
Name	Position with Cannae	Age
William P. Foley, II	Chairman of the Board	77
David Aung	Member of Corporate Governance and Nominating Committee	42
Frank R. Martire	Lead Independent Director Chairman of the Compensation Committee	74
Richard N. Massey	Chief Executive Officer, Director	66

William P. Foley, II has served as our Chairman since July 2017 and our non-executive Chairman since May 2018. Mr. Foley is the Managing Member and a Senior Managing Director of Trasimene Capital Management, LLC, a private company that provides certain management services to Cannae, since November 2019. Mr. Foley has served as non-executive Chairman of the board of directors of Dun & Bradstreet since February 2019 and as Executive Chairman since February 2022. Mr. Foley has served as non-executive Chairman of the board of directors of FNF since 1984. He previously served as Chief Executive Officer of FNF until May 2007 and as President of FNF until December 1994. Mr. Foley has served as the non-executive Chairman of the board of directors of Alight since April 2021 and served on the board of its predecessor, FTAC from May 2020 until April 2021. Mr. Foley has served as director of System1 since January 27, 2022. From January 2014 until June 2021, Mr. Foley also served as Chairman of the Board of Black Knight, Inc. and its predecessors, and he served as non-executive Chairman of the board of directors of Paysafe and its predecessor, FTAC II, from March 2020 until March 2, 2022. Mr. Foley formerly served as Co-Chairman of FGL Holdings, as a director of Ceridian from September 2013 to August 2019 and as Vice Chairman of Fidelity National Information Services, Inc. (FIS). Mr. Foley also formerly served on the boards of our companies as a director of ASZ, AUS and Trebia, which are or were blank check companies, but resigned from those boards in April 2021. Mr. Foley is also CEO and Chairman of Foley Family Wines Holding, Inc., a holding company of numerous vineyards and wineries located in the U.S. and in New Zealand. After receiving his B.S. degree in engineering from the United States Military Academy at West Point, Mr. Foley served in the U.S. Air Force, where he attained the rank of captain. Mr. Foley received his Master of Business Administration from Seattle University and his Juris Doctor from the University of Washington.

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Mr. Foley also serves on the board of various foundations and charitable organizations.

Mr. Foley provides high-value added services to our board and has sufficient time to focus on Cannae. See “The Impact of William P. Foley, II” above for further information on Mr. Foley’s demonstrated expertise and transformative impact on public companies throughout his career. His qualifications to serve on our board include more than 30 years as a director and executive officer of FNF, his long and deep knowledge of our business and industry, his strategic vision, his experience as a board member and executive officer of public and private companies in a wide variety of industries, and his strong track record of building and maintaining shareholder value and successfully negotiating and implementing mergers and acquisitions.

David Aung has served as a director of Cannae since February 2021. Mr. Aung serves as an Investment Officer at the City of San Jose Office of Retirement Services. Mr. Aung joined the City in July 2018. Mr. Aung helped develop venture capital strategy and is responsible for diligence on prospective venture capital managers and alternative venture opportunities and matters relating to risk management and fund performance reporting. Mr. Aung served as a Principal of KKR Credit’s Risk and Analytics Group from October 2010 to April 2017. Prior to that, Mr. Aung served in roles of increasing responsibility with Trust Company of the West from April 2005 to October 2010. Mr. Aung received his B.A. in Economics from the University of California Los Angeles and his M.S. in Financial Engineering from Claremont Graduate University.

Mr. Aung’s qualifications to serve on our board include his extensive investment management and risk and analysis experience with various classes of assets and his broad knowledge of the technology used in that analysis and reporting.

Frank R. Martire has served as a director of Cannae since November 2017 and our Lead Independent Director since 2020. Mr. Martire has served as the Executive Chairman of NCR Corporation since May 2018 and as Chairman of J. Alexander’s Holdings, Inc. from September 2015 until May 1, 2019 and Lead Independent Director since May 1, 2019. Mr. Martire also served as a director of Trebia and now serves as a director of System1, since January 27, 2022. Mr. Martire served as Chairman of FIS from January 2017 until May 2018, and as Executive Chairman of FIS from January 2015 through December 2016. Mr. Martire served as Chairman of the Board and Chief Executive Officer of FIS from April 2012 until January 2015. Mr. Martire joined FIS as President and Chief Executive Officer after its acquisition of Metavante Corporation (Metavante) in October 2009, where he had served as Chairman of the Board and Chief Executive Officer since January 2003. Mr. Martire served as President and Chief Operating Officer, Financial Institution Systems and Services Group, of Fiserv, Inc. from 1991 to 2001.

Mr. Martire’s qualifications to serve on our board include his years of experience in providing technology solutions to the banking industry, particularly his experience with FIS and Metavante, his knowledge of and contacts in the financial services industry, his strong leadership abilities and his experience in driving growth and results in large complex business organizations.

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Richard N. Massey has served as Chief Executive Officer of Cannae since November 2019 and has served on the Cannae board of directors since June 2018. In Mr. Massey’s role as our Chief Executive Officer, he serves as an executive and/or director of Cannae and some of our companies. Mr. Massey participates in the ongoing management of our companies to help them to grow and succeed in furtherance of our and our shareholders’ interests. In this capacity, Mr. Massey serves as a director of DNB since February 2019 and has served as a member of the board of Alight since April 2021 and its predecessor FTAC from May 2020 until April 2021. Mr. Massey previously served on the board of FTAC II from July 2020 until March 2021 prior to its business combination with Paysafe. Mr. Massey serves as Chief Executive Officer of ASZ and AUS, which are blank check companies, since January 2021 and previously served as a director of AUS and ASZ until April 2022.

Mr. Massey is a Senior Managing Director of Trasimene Capital Management, LLC, a privately held company, which provides certain management services to Cannae, since November 2019. Mr. Massey is also a longtime partner of Westrock Capital Partners and Bear State Advisors, both privately held multi-family investment partnerships. Mr. Massey was Chief Strategy Officer and General Counsel of Alltel Corporation from January 2006 to January 2009. From 2000 until 2006, Mr. Massey served as Managing Director of Stephens Inc., a private investment bank, during which time his financial advisory practice focused on software and information technology companies. Mr. Massey formerly served as Chairman of Bear State Financial, Inc., and as a director of FNF, Black Knight, FGL Holdings and FIS. He also serves as a director of the Oxford American Literary Project, and as Chairman of the Board of the Arkansas Razorback Foundation.

Mr. Massey has a long and successful track record in corporate finance and investment banking, a financial, strategic and legal advisor to public and private businesses, and identifying, negotiating and consummating mergers and acquisitions.

We believe that Mr. Massey is able to fulfill his roles and devote sufficient time and attention to his duties as a director and as our Chief Executive Officer, as an officer of our companies (AUS and ASZ) and as a director of two other public companies where we have an interest (Alight and DNB). In particular, Cannae is a holding company and Mr. Massey is not charged with overseeing the day-to-day operations of Cannae’s various businesses. Furthermore, as AUS, and ASZ are special purpose acquisition companies with no operations and the sole purpose of effecting a business combination. We believe that Mr. Massey has the ability to devote sufficient time to the board and his position as Chief Executive Officer of Cannae, as evidenced by his 100% attendance at board meetings and his active participation.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The certificate of incorporation and the bylaws of the Company provide that our board shall consist of at least one and no more than twelve directors. Our directors are divided into three classes. The board determines the number of directors within these limits. The term of office of only one class of directors expires in each year. The directors elected at this annual meeting will hold office for their respective terms or until their successors are elected and qualified. The current number of directors is eleven. The board believes that each of the nominees will stand for election and will serve if elected as a director.

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At this annual meeting, the persons listed below have been nominated to stand for election to the board as Class II directors for a three-year term expiring in 2025.

Erika Meinhardt

Barry B. Moullet

James B. Stallings, Jr.

Frank P. Willey

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE LISTED NOMINEES.

CERTAIN INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The executive officers of the Company are set forth in the table below, together with biographical information.

Name	Position with Cannae	Age
Richard N. Massey	Chief Executive Officer	66
David W. Ducommun	President	45
Bryan D. Coy	Executive Vice President and Chief Financial Officer	52
Michael L. Gravelle	Executive Vice President, General Counsel and Corporate Secretary	60

Richard N. Massey has served as Chief Executive Officer of Cannae since November 2019 and a director of Cannae since June 2018. See “Information About The Director Nominees And Continuing Directors” section above for Mr. Massey’s biographical information.

David W. Ducommun has served as our President since January 2021, Executive Vice President of Corporate Finance since August 2020 and served as our Senior Vice President of Corporate Finance from November 2017 until December 2020. Mr. Ducommun has served as President of our companies AUS and ASZ since January 2021. Mr. Ducommun also previously served as Executive Vice President of Corporate Finance of FTAC and FTAC II since August 2020 and previously as a Senior Vice President of Corporate Finance since March 2020, through July 2021. Mr. Ducommun is a Managing Director of Trasimene Capital Management, LLC, which provides certain management services to Cannae since November 2019. Mr. Ducommun served as Senior Vice President of Mergers and Acquisitions of FNF from 2011 until November 2019. He also served as Secretary of FGL Holdings from April 2016 until December 2017. Prior to joining FNF, Mr. Ducommun served as Director of Investment Banking at Bank of America Corporation, since 2008. Before Bank of America Corporation, Mr. Ducommun was an investment banker at Bear Stearns.

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Bryan D. Coy has served as our Chief Financial Officer since July 2020. Mr. Coy has also served as Chief Financial Officer of AUS and ASZ since January 2021. Mr. Coy previously served as Chief Financial Officer of FTAC from July 2020 through July 2021, and of FTAC II from July 2020 through March 2021. Mr. Coy also served as Chief Financial Officer of Black Knight Sports & Entertainment, LLC, which is the private company that owns the Vegas Golden Knights, a National Hockey League team, from October 2017 to April 2021. Since July 2020, Mr. Coy has served as a Managing Director of Trasimene Capital Management, LLC, which provides certain management services to Cannae. He also served as Chief Financial Officer of Foley Family Wines from 2017 until 2019. Prior to that, Mr. Coy served as Chief Accounting Officer of Interblock Gaming, an international supplier of electronic gaming tables, from September 2015 to October 2017. He served as Chief Financial Officer – Americas and Global Chief Accounting Officer of Aruze Gaming America from July 2010 through September 2015.

Michael L. Gravelle has served as Executive Vice President, General Counsel and Corporate Secretary of Cannae since April 2017. Mr. Gravelle also serves as General Counsel and Corporate Secretary of our companies AUS and ASZ since January 2021. Mr. Gravelle has served as Executive Vice President, General Counsel and Corporate Secretary of FNF since January 2010 and served in the capacity of Executive Vice President, Legal since May 2006 and Corporate Secretary since April 2008. Mr. Gravelle has also served as Executive Vice President and General Counsel of Black Knight and its predecessors since January 2014 and served as Corporate Secretary of Black Knight from January 2014 until May 2018. Mr. Gravelle previously served as General Counsel and Corporate Secretary of FTAC II from July 2020 through March 2021 and FTAC from March 2020 to July 2021.

COMPENSATION DISCUSSION

AND ANALYSIS AND EXECUTIVE

AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation programs should be read with the compensation tables and related disclosures that follow. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the programs summarized in this discussion. The following discussion may also contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Overview

In this compensation discussion and analysis, we provide an overview of our named executive officers’ (named executive officer or NEO) compensation for fiscal year 2021.

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In 2021, our named executive officers were:

•	Richard N. Massey, Chief Executive Officer

•	David W. Ducommun, President

•	Bryan D. Coy, Chief Financial Officer

•	Michael L. Gravelle, Executive Vice President, General Counsel and Corporate Secretary

External Management

The Company, Cannae LLC, and the Manager, entered into the Management Services Agreement which became effective September 1, 2019 (as amended), which sets forth the terms and condition of our relationship with our Manager. Our named executive officers Messrs. Massey, Ducommun and Coy as well as our non-executive Chairman Mr. Foley are members of the Manager. Pursuant to the Management Services Agreement, certain services related to the management of the Company are conducted by the Manager through the authority delegated to it in the Management Services Agreement and in accordance with the operational objectives and business plans approved by the Company’s board of directors. Subject at all times to the supervision and direction of the board, the Manager is responsible for, among other things, (a) managing the day-to-day business and operations of the Company and its subsidiaries, (b) evaluating the financial and operational performance of the Company’s subsidiaries and other assets, (c) providing a management team to serve as some of the executive officers of the Company and its subsidiaries, and (d) performing (or causing to be performed) any other services for and on behalf of the Company and its subsidiaries customarily performed by executive officers and employees of a public company.

Pursuant to the terms of the Management Services Agreement, Cannae LLC pays the Manager a quarterly management fee equal to 0.375% (1.5% annualized) of the Company’s cost of invested capital (as defined in the Management Services Agreement) as of the last day of each fiscal quarter, payable in arrears in cash, as may be adjusted pursuant to the terms of the Management Services Agreement (the Management Fee). Cannae LLC is responsible for paying costs and expenses relating to the Company’s business and operations. Cannae LLC reimburses the Manager for documented expenses of the Manager incurred on the Company’s behalf, including any costs and expenses incurred in connection with the performance of the services under the Management Services Agreement. The total Management Fee paid or payable for the year ended December 31, 2021 from Cannae LLC to our Manager was approximately $33.6 million. The Management Fee was reduced in an amount equal to $2.1 million for the salaries paid by Cannae LLC to certain executive officers as described below.

As part of the Externalization, Cannae established the Manager Incentive Program (MIP) to make incentive payments to the manager through a carried interest program with respect to all of Cannae’s interests (other than Ceridian). See “Manager Incentive Program” section for further information.

The externally managed structure improves tax efficiency for Cannae and also for the Manager. We expect that all management fees and incentive payments will be effectively tax-deductible for Cannae. At the same time, incentive payments at the Manager can be structured to receive capital gains treatments instead of ordinary income tax treatment applicable to equity awards from Cannae.

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The Management Services Agreement has an initial term of five years, expiring on September 1, 2024. The Management Services Agreement will be automatically renewed for one-year terms thereafter unless terminated by either the Company or the Manager in accordance with the terms of the Management Services Agreement.

The Company conducts its business through Cannae LLC in accordance with the terms of that certain Amended and Restated Operating Agreement of Cannae LLC (Operating Agreement) by and among Cannae LLC and the Company, the Manager and Cannae Holdco, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company.

For so long as the Management Services Agreement is in effect, the Company, as managing member of Cannae LLC, authorizes the Manager to (a) designate officers of the Company and Cannae LLC and (b) perform, or cause to be performed, the services as are set forth in the Management Services Agreement.

EXECUTIVE SUMMARY

FINANCIAL HIGHLIGHTS

We are an externally managed holding company engaged in actively managing and operating a group of companies, which we are committed to supporting for the long-term. From time to time, we also seek to take meaningful majority and minority equity ownership stakes where we have the ability to control or significantly influence quality companies, and we bring the strength of our operational expertise to each of our subsidiaries. Our strategy for the Company is to continue to manage and operate the diversified businesses of our group of companies to create long-term growth of those businesses in order to maximize the value of those businesses for our shareholders, and to pursue similar strategies and objectives when taking significant ownership stakes in new businesses.

Our goal is to acquire quality companies that are well-positioned in their respective industries, run by best-in-class management teams in industries that have attractive organic and acquired growth opportunities. We leverage our operational expertise and track record of growing industry leading companies in our active interaction with management of acquired companies, directly or through our board. This approach allows us to have a meaningful role in the operation of our acquired companies, through which we seek to help drive the success of those companies and ultimately provide value for our shareholders.

Our executive management team and the team of our Manager have a proven track record of identification and management of businesses. Their breadth of knowledge of capital markets allows us to identify companies and strategic assets with attractive value propositions, to structure ownership interests to maximize the value of our active engagement in the operation of those companies, and to create and ultimately return the value created to shareholders.

Implementing this approach of generating shareholder value through our active involvement with our acquired companies, over the last seven years, Bill Foley and our executive management team have created approximately $3.23 billion in realized value for Cannae shareholders as summarized in the following table.

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Cannae Significant Monetization and Value Creation Milestones (in millions)
Initial Acquisition	Disposition Timing	Company[1]	Disposition Method	Cash or Other Value Received at Disposition	Original Investment – Cost	Realized Value in Excess of Cost
September 2020	February 2022	Optimal Blue	Sale	$578.0	$289.0	$289.0
November 2007	Nov. 2018 - Jan. 2022	Ceridian[3]	Partial Sale	$1,927.4	$435.8	$1,491.6
February 2019	June 2021	Dun & Bradstreet	Partial Sale	$186.0	$66.4	$119.6
December 2019	Nov. 2020 - Feb. 2021	CoreLogic[8]	Sale	$481.7	$292.1	$189.6
November 2007	July 2018	Lifeworks	Sale	$56.2	—[4]	$56.2
December 2012	June 2017	One Digital	Sale	$560.0	$101.0	$459.0
November 2007	2015 - 2016	Comdata / Fleetcor	Sale	$330.3[5]	—[4]	$330.3
September 2012	September 2015	J. Alexander’s	Spin-off to shareholders	$128.0[6]	$79.0	$49.0
December 2007	January 2015	Remy	Spin-off to shareholders	$332.0[7]	$83.8	$248.2
Total				$4,579.6		$3,232.5

1.	Black Knight acquired Cannae’s 20% interest in Optimal Blue for $144.5 million in cash and 21,825,816 shares of DNB stock on February 15, 2022.

2.	Refer to Cannae’s Annual Reports on Form 10-K covering the periods indicated for further information on each acquisition and subsequent value realization.

3.	Discussed in further detail below.

4.	Cost for Ceridian represents gross initial cost without factoring in historical distributions of Lifeworks Corporation Ltd. (Lifeworks) and FleetCor. Lifeworks and FleetCor acquired as distributions through our ownership of in Ceridian with no additional cash outlay by the Company.

5.	Represents Cannae and its predecessor’s cash proceeds from Ceridian HCM Holding, Inc.’s (Ceridian) sale of Comdata Inc. (Comdata) to FleetCor Technologies, Inc. (FleetCor) and subsequent sales of FleetCor stock.

6.	Based on $9.73 closing price per J. Alexander’s Holdings, Inc. share at spin-off on September 29, 2015.

7.	Based on $19.98 closing price per Remy International, Inc. (Remy) share at spin-off on January 2, 2015. Remy was later acquired by BorgWarner Inc. on November 10, 2015 for $29.50 per share.

8.	This acquisition was made in connection with a transaction that ultimately did not close.

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Ceridian. On November 9, 2007, Fidelity National Financial, Inc. (FNF) as Cannae’s predecessor, along with a partner, acquired Ceridian for approximately $5.3 billion. Cannae contributed approximately $527 million of the total $1.6 billion equity funding for the acquisition. Over the next ten plus years, largely through Mr. Foley’s significant investments of time and efforts on behalf of Cannae and as a long-term director of Ceridian, Ceridian was transformed from a legacy mainframe business model to a modern cloud-based software-as-a-service business model. This hard work was rewarded on April 30, 2018, when Ceridian closed an initial public offering (IPO) of 24.2 million shares of its common stock. Based on the three-day volume weighted average of Ceridian’s post-IPO closing stock prices $29.90, our approximately 37 million share interest in Ceridian was worth approximately $1.1 billion at the time of the IPO, representing an increase in the value of our Ceridian interest of approximately $670.5 million (excluding gains related to certain Ceridian shares acquired through a private placement).

We retained the majority of our interest in Ceridian immediately following its IPO, and the value of our interest has increased substantially since the IPO, and as previously discussed, during 2018 and 2019 we completed several secondary public offerings of Ceridian shares.

During the year ended December 31, 2021, we completed the sale of an aggregate of 4 million shares of common stock of Ceridian as part of three separate transactions (Ceridian Share Sales) pursuant to Rule 144 of the Securities Act of 1933, as amended (the Securities Act) or the terms of a covered call agreement. In connection with the Ceridian Share Sales, we received aggregate proceeds of approximately $400.8 million. Since December 31, 2021, we have completed the sale of an additional 2 million shares of CDAY for proceeds of $173.3 million. As of March 31, 2022, we own 8 million shares of Ceridian common stock, or approximately 5% of the outstanding common stock of Ceridian.

Dun & Bradstreet. As of March 31, 2022, we own 88 million shares of DNB common stock, or approximately 20% of DNB.

Sightline. On March 31, 2021, we closed on a $32.0 million acquisition of an ownership interest in Sightline, a fintech company that enables cashless, mobile and omnichannel payment solutions for the gaming, lottery, sports betting, entertainment and hospitality businesses. On August 16, 2021, we acquired an additional $240.0 million of ownership interest in Sightline. As of December 31, 2021, Cannae owns approximately 33% of the outstanding equity of Sightline.

CoreLogic. On December 12, 2019, we entered into a joint venture (the Senator JV) with affiliates of Senator Investment Group, LP (Senator) designed to provide a mechanism to allow us and Senator to jointly invest in and attempt to acquire CoreLogic, Inc. (CoreLogic). Cannae contributed a total of $292.1 million and initially held a 49% interest in the Senator JV. During 2020, Cannae and Senator submitted proposals to CoreLogic’s board of directors pursuant to which Cannae and Senator would acquire CoreLogic. These proposals were rejected, a special meeting of CoreLogic shareholders was called to elect independent directors to the CoreLogic board and three directors nominated by Senator and Cannae were appointed to CoreLogic’s board of directors.

In the fourth quarter of 2020 and through April 2021, Cannae received distributions totaling $481.7 million from the Senator JV and we have no further equity interest in the Senator JV.

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Optimal Blue. On September 15, 2020, Black Knight closed on its acquisition of Optimal Blue Holdco, LLC (Optimal Blue), a leading provider of secondary market solutions and actionable data services. Cannae, in connection with the closing of the acquisition by Black Knight, funded its previously announced commitment to purchase 20% of the equity of Optimal Blue for $289.0 million. On February 15, 2022 Black Knight purchased from us our entire 20% equity interest in Optimal Blue for a combination of $144.5 million in cash and approximately 21.8 million shares of DNB common stock, representing a book gain of approximately $313.0 million.

Alight Business Combination. On July 2, 2021, Foley Trasimene Acquisition Corp. (FTAC), a blank check company whose business purpose was to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination and that was co-sponsored by entities affiliated with our non-executive Chairman Mr. Foley, completed a business combination with Tempo Holding Company, LLC, the parent company of Alight Solutions, a leading cloud-based provider of integrated digital human capital and business solutions (the FTAC Alight Business Combination). As a result of the completion of the FTAC Alight Business Combination, “Alight, Inc.” (Alight), the newly formed holding company for Alight Solutions, became a publicly traded company on the NYSE under the ticker symbol “ALIT”. The FTAC Alight Business Combination was funded with the cash held in trust at FTAC, forward purchase commitments, private investment in public entity (PIPE) commitments and equity of Alight.

On July 2, 2021, in connection with the completion of the FTAC Alight Business Combination (the Alight Closing), Cannae purchased 25 million shares of Class A common stock of Alight (Alight shares) for $250.0 million as part of a subscription to the PIPE (the Alight Subscription) as well as 15 million shares of FTAC common stock and 5 million warrants to purchase shares of FTAC common stock for $150.0 million pursuant to a forward purchase agreement between Cannae and FTAC (the FTAC FPA). The FTAC shares and warrants purchased under the FTAC FPA were converted into Alight shares and warrants on a one-for-one basis upon the Alight Closing. Alight paid us a fee of $6.1 million as consideration for our subscription. Upon consummation of the FTAC Alight Business Combination our aggregate investment in Alight was $446.6 million, inclusive of the FTAC FPA and the Alight Subscription, our previous $4.5 million investment in a sponsor of FTAC (the FTAC Sponsor) and our $42.1 million share purchase and excluding the $6.1 million placement fee noted above. In connection with the Alight Closing, Cannae entered into an investor rights agreement with FTAC’s sponsors and an affiliate of Thomas H. Lee Partners, L.P. (collectively with Cannae and their affiliated transferees, the Sponsor Investors) as well as Alight and certain other investors, under which the Sponsor Investors are entitled to designate three members of the Alight board of directors (subject to reduction if the Sponsor Investors cease to own at least 50% of the aggregate number of Alight voting shares they held upon the Alight Closing). Cannae will have the right to designate the Sponsor Investor designees for so long as Cannae continues to beneficially own a majority of the total number of Alight shares owned by all of the Sponsor Investors. In addition, Cannae has the right to jointly designate one director together with certain investors affiliated with The Blackstone Group Inc.

On December 20, 2021, in connection with the redemption of all outstanding warrants by Alight, Cannae exercised its 5 million warrants on a cashless basis and received 1.3 million Alight shares. In 2022, we received a distribution of approximately 6.2 million Alight shares from the FTAC Sponsor in respect of our previous $4.5 million investment in the sponsor.

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We now own approximately 52.5 million Alight shares, which represents approximately 10% of the outstanding voting shares of Alight. Our non-executive Chairman Mr. Foley currently serves as non-executive Chairman, and our CEO Mr. Massey, currently serves as a director, of Alight’s board of directors.

System1 Business Combination. On January 27, 2022, Trebia Acquisition Corp. (Trebia), a blank check company whose business purpose was to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination and that was co-sponsored by entities affiliated with our nonexecutive Chairman, Mr. Foley and a member of our board, Frank R. Martire, completed a business combination with S1 Holdco LLC, a Delaware limited liability company (S1 Holdco) and System1 SS Protect Holdings, Inc., (Protected) pursuant to a Business Combination Agreement dated June 28, 2021 (the System1 Business Combination Agreement). The System1 Business Combination Agreement provided for, among other things, the consummation of certain transactions whereby each of (i) System1, LLC, a Delaware limited liability company and the current operating subsidiary of S1 Holdco, and (ii) Protected.net Group Limited, a private limited company organized under the laws of the United Kingdom and the current operating subsidiary of Protected, became subsidiaries of Trebia (the Trebia System1 Business Combination). In connection with the execution of the System1 Business Combination Agreement, Trebia and Cannae entered into a Backstop Facility Agreement (the Backstop Agreement) whereby Cannae agreed, subject to the other terms and conditions included therein, at the BPS Closing (as defined in the Backstop Agreement), to subscribe for Trebia Class A common stock in order to fund redemptions by shareholders of Trebia in connection with the Trebia System1 Business Combination, in an amount of up to $250.0 million (the Cannae Subscription). In connection with Cannae’s entry into the Backstop Agreement, the Trebia sponsors agreed to forfeit up to approximately 2.6 million Trebia Class B ordinary shares (Trebia agreed to issue to Cannae a number of Class A common stock equal to such forfeiture) as consideration in the event that the Cannae Subscription was drawn due to redemptions.

Prior to entry into the System1 Business Combination Agreement, Cannae had entered into a forward purchase agreement with Trebia, which was terminated in connection with the signing of the System1 Business Combination Agreement and the Backstop Agreement, pursuant to a mutual termination agreement.

On January 27, 2022, as a result of the completion of the Trebia System1 Business Combination and the Backstop Agreement, the newly formed combined company became a publicly traded company (System1) on the NYSE under the ticker symbol, “SST”. The Trebia System1 Business Combination and Cannae Subscription were funded by Cannae’s investments totaling $248.3 million, directly or indirectly through its interest in a sponsor of Trebia. As a result of the System1 Business Combination, directly and indirectly Cannae held approximately 28.2 million shares of System1 common stock, as well as 1.24 million warrants to purchase System1 common stock and, through its interest in a sponsor of Trebia, and 217,500 non-voting Class D shares of System1 that convert to Class A shares on a one-for-one basis if, during the five-years from completion of the Trebia System1 Business Combination, the volume-weighted average price of System1 Class A common stock equals or exceeds $12.50 per share for any 20 trading days within a period of 30 consecutive trading days or there is a change in control wherein the valuation of System1 Class A common stock equals or exceeds $12.50 per share. On March 17, 2022, the Class D volume-

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weighted average price hurdle was achieved, and the 217,500 Class D shares were converted to Class A shares. As of March 31, 2022, Cannae directly and indirectly owns 28.4 million shares of System1 common stock, or approximately 26% of the outstanding common stock of System1. Our non-executive Chairman Mr. Foley currently serves as a director on System1’s board of directors.

Paysafe. On March 30, 2021, Foley Trasimene Acquisition Corp. II (FTAC II), a blank check company whose business purpose was to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities and that was sponsored by an entity affiliated with our non-executive Chairman Mr. Foley, completed a business combination with Paysafe, a leading integrated payments platform (the FTAC II Paysafe Merger) pursuant to an agreement and plan of merger, entered into on December 7, 2020, by FTAC II, Paysafe and the other parties thereto (the Paysafe Merger Agreement).

Prior to entry into the Paysafe Merger Agreement, on July 31, 2020, Cannae entered into a forward purchase agreement (the FTAC II FPA) with FTAC II. Under the FTAC II FPA, Cannae committed to purchase an aggregate of 15 million shares of FTAC II’s Class A common stock, plus an aggregate of 5 million redeemable warrants to purchase one share of FTAC II’s Class A common stock at $11.50 per share for an aggregate purchase price of $150.0 million in a private placement to occur concurrently with the closing of the FTAC II Paysafe Merger. The forward purchase was contingent upon the closing of the FTAC II Paysafe Merger.

The FTAC II Paysafe Merger closed on March 30, 2021. The combined company now operates as Paysafe, and Paysafe’s common shares and warrants began trading on the NYSE under the ticker symbols “PSFE” and “PSFE.WS” respectively on March 31, 2021. We invested $350 million as a part of a subscription to the PIPE, for which Paysafe agreed to pay us a placement fee of $5.6 million as consideration for our subscription. We invested a total of $504.7 million in the FTAC II Paysafe Merger, inclusive of the FTAC II FPA and in the PIPE and our previous $4.7 million investment in a sponsor of FTAC II and excluding the $5.6 million placement fee noted above. For this investment, we received approximately 54.3 million common shares of Paysafe which represents approximately 7.8% of the pro forma outstanding common shares of and approximately 8.1 million warrants and LLC units of Paysafe.

In December 2021, Cannae purchased 5.7 million shares of Paysafe on the open market for $22.4 million. As of March 31, 2022, Cannae directly owns 59.8 million shares which represented approximately 8% of the outstanding common equity of Paysafe, as well as 8.1 million warrants and LLC units to purchase Paysafe common stock.

FORWARD PURCHASE OF EQUITY OF SPECIAL PURPOSE ACQUISITION COMPANIES

Austerlitz Acquisition Corporation I. On February 25, 2021, we entered into a forward purchase agreement (the AUS FPA) with Austerlitz Acquisition Corporation I (AUS), a newly incorporated blank check company incorporated as a Cayman Islands exempted company for the purposes of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more business entities (the AUS Initial Business Combination). AUS is co-sponsored by entities affiliated with our non-executive Chairman Mr. Foley. Under the AUS FPA, Cannae agreed to purchase an aggregate of 5.0 million Class A ordinary shares of AUS, plus an aggregate of 1.25 million redeemable warrants to purchase one Class A ordinary share at $11.50 per share for an aggregate purchase price of $50.0 million in a private placement to occur concurrently with the closing of the AUS Initial Business Combination. Additionally, Cannae invested

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$1.6 million in the sponsor of AUS for a 10% indirect economic interest in the founder shares and warrants held by the sponsor. The forward purchase is contingent upon the closing of the AUS Initial Business Combination.

On May 10, 2021, AUS entered into a business combination agreement (the Wynn Business Combination Agreement) with Wynn Interactive Ltd., an exempted company incorporated in Bermuda (Wynn Interactive). The Wynn Business Combination Agreement provided for, among other things, the consummation of certain transactions whereby Wynn Interactive would become a wholly owned subsidiary of AUS (the Wynn Business Combination).

In connection with the signing of the Wynn Business Combination Agreement, AUS and Cannae entered into a Backstop Facility Agreement (the Wynn Backstop Agreement) whereby Cannae agreed, subject to the other terms and conditions included therein, at the Wynn BPS Closing (as defined in the Wynn Backstop Agreement), to subscribe for AUS Class A Ordinary Shares in order to fund redemptions by shareholders of AUS in connection with the Wynn Business Combination, in an amount of up to $690.0 million (the Wynn Cannae Subscription), in consideration for a placement fee of $3.45 million. Also, in connection with the signing of the Wynn Business Combination Agreement and the Wynn Backstop Agreement, AUS and Cannae entered into a mutual termination agreement to terminate the AUS FPA.

On November 12, 2021, AUS and Wynn Interactive mutually agreed to terminate the Wynn Business Combination Agreement and the Wynn Backstop Agreement.

Austerlitz Acquisition Corporation II. On February 25, 2021, we entered into a forward purchase agreement (the ASZ FPA) with Austerlitz Acquisition Corporation II (ASZ) a newly incorporated blank check company incorporated as a Cayman Islands exempted company for the purposes of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more business entities (the ASZ Initial Business Combination). ASZ is co-sponsored by entities affiliated with our non-executive Chairman Mr. Foley. Under the ASZ FPA, we will purchase shares of an aggregate of 12.5 million Class A ordinary shares of ASZ, plus an aggregate of 3.125 million redeemable warrants to purchase one Class A ordinary share at $11.50 per share, for an aggregate purchase price of $125.0 million in a private placement to occur concurrently with the closing of the ASZ Initial Business Combination. Additionally, Cannae directly invested $29.6 million for a 20% indirect economic interest in the founder shares held by the sponsor and a direct interest in 19,733,333 private placement warrants of ASZ at the initial public offering. The ASZ FPA is contingent upon the consummation of the ASZ Initial Business Combination.

OUR COMPENSATION PROGRAMS ARE DRIVEN BY OUR BUSINESS OBJECTIVES

Our compensation committee believes in a pay-for-performance compensation model that rewards our executives for the value created at our companies and returned to shareholders and incentivizes them to continue to seek to identify companies and strategic assets with attractive value propositions and structure and operate businesses to maximize their value. At the same time, our compensation committee believes it is important to disincentive our executives from taking unnecessary risks. The compensation committee believes that our compensation programs are structured to foster these goals. Our compensation committee takes great care to develop and refine an executive compensation program that recognizes its stewardship responsibility to our shareholders while ensuring that our talent supports a culture of growth, innovation and performance without taking undue risk.

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Our externally managed structure unlocks many benefits for Cannae including increasing our competitive positioning relative to our peers, incentivizing our existing management team, and enhancing our ability to recruit new managers as we grow the Company and work to deliver value to our shareholders. Our external management structure aligns our incentive compensation structure with creating shareholder value and provides meaningful shareholder protection by requiring achievement of both a high-water mark and an 8% IRR hurdle rate threshold in order to earn an incentive fee on monetizations that create value for our shareholders.

For 2021, our executive compensation approach was designed with the following goals:

•	Sound Program Design. We designed our compensation programs to fit with our company, our strategy and our culture. In light of our business model, and the unpredictable and often extended periods over which we hold our businesses, traditional annual cash incentives tied to financial performance metrics and performance-based vesting provisions in equity incentive awards with fixed, one to three-year performance periods would generally not provide the incentives needed to achieve our business objectives and maximize returns to our shareholders. We aim to deliver a sound compensation program, reflecting our business model and goal of achieving superior financial performance and maximizing the value of our businesses.

•	Pay for Performance. Our Investment Success Incentive Program (ISIP) is designed to help us maximize our return on our investment in Ceridian by aligning our named executive officers’ long-term incentive compensation with the returns related to Ceridian that inure to the benefits of our shareholders. As discussed below in “The Investment Success Incentive Program” section, in connection with the Externalization, our compensation committee made certain adjustments to the ISIP.

•	Competitiveness. Total compensation is intended to be competitive in order to attract, motivate and retain highly qualified and effective executives who can build shareholder value over the long-term.

•	Shareholder Alignment and Risk Assumption. We place a strong emphasis on delivering long-term results for our shareholders and discourage excessive risk-taking by our executive officers.

We believe it is important to deliver strong results for our shareholders, and we believe our practice of linking compensation with corporate performance will help us to accomplish that goal.

2021 PERFORMANCE-BASED PAYMENTS

In 2021, Cannae achieved three significant liquidity events relating to Ceridian that resulted in aggregate cash proceeds of $400.8 million and represents realized value in excess of the cost of the portion, for ISIP purposes, of our investment sold of approximately $282.4 million. Consistent with our pay-for-performance compensation philosophy and pursuant to our ISIP, we made cash payments under the ISIP to our named executive officers Messrs. Ducommun and Gravelle (but not to Messrs. Massey or Coy who joined the Company in December 2019 and July 2020, respectively, and do not participate in the ISIP) and to Mr. Foley equal to an aggregate of 10% of the increase in value of the monetized portion of our Ceridian holdings over such portions value at the time of Ceridian’s IPO. Our former parent company, FNF, held an interest in Ceridian since 2007 without any payments made to Mr. Foley or our executive officers during the course of the investment until subsequent to Ceridian’s IPO in April 2018. Our compensation committee believes it is important

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to make these payments to our named executive officers and Mr. Foley in recognition of their significant investments of time and efforts, particularly as employees of FNF (prior to the Split-Off) and Cannae and as a director of and advisor to Ceridian over more than ten years culminating in the Ceridian IPO and transformation of Ceridian into a successful public company, and to encourage our named executive officers and Mr. Foley to continue to take a long-term view of their roles in managing our companies in order to maximize value for our shareholders. We believe that the preservation of our original interest and the superior gains recognized in the Ceridian IPO and subsequent partial sales would not have occurred but for the strategic vision, leadership and the investment of time and effort by our management team and Mr. Foley. See “Director Compensation” for additional information on Mr. Foley’s contribution to the success of Ceridian and the rationale behind his participation in the ISIP as well as the section titled “The Investment Success Incentive Program” for further discussion of the ISIP.

As a part of our externalized management, we established the Manager Incentive Program (MIP) with respect to Cannae’s businesses (other than Ceridian, which is covered by the ISIP). The MIP provides for carried interest payments to our Manager which include a hurdle rate (threshold) and a high-water mark. Our named executive officers Messrs. Massey, Ducommun and Coy and our non-executive Chairman Mr. Foley each have an interest in the Management Fee and MIP payments paid to the Manager through their positions as members and equity holders of the Manager; however, the Manager is not obligated to pay any portion of such fees to any of our named executive officers for their services to Cannae or otherwise. See sections titled “Executive Compensation Paid by Our Manager in 2021” and “Manager Incentive Program.”

COMPENSATION BEST PRACTICES

We take a proactive approach to compensation governance. Our compensation committee regularly reviews our compensation programs and makes adjustments that are believed to be in the best interests of our company and our shareholders. As part of this process, we review compensation trends and consider current best practices, and have designed our compensation programs, all with the goal of continually improving our approach to executive compensation.

THINGS WE DO		THINGS WE DON’T DO
✓	No new single trigger payments upon change in control – since equity awards outstanding represent a fairly small number, we did not retroactively amend previously granted equity awards to impose a double-trigger structure	x	Have supermajority voting provisions in our Certificate of Incorporation
✓	No discretionary bonuses for NEOs	x	Provide tax gross ups or reimbursement of taxes
✓	Permit shareholder action by written consent	x	Have liberal change in control definitions
✓	Maintain robust stock ownership requirements	x	Provide our executives with modified single- trigger severance arrangements – which provide severance upon a voluntary termination of employment following a change in control

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THINGS WE DO		THINGS WE DON’T DO
✓	Maintain a clawback policy for incentive-based compensation	x	Allow hedging and pledging transactions by our employees, executives or directors as applicable involving our securities without approval by the board
✓	Undertake an annual review of compensation risk
✓	Limit perquisites
✓	Require that any dividends or dividend equivalents on equity awards are subject to the same underlying vesting requirements applicable to the awards – that is, no payment of dividends or dividend equivalents are made unless and until the award vests
✓	Have transparent executive compensation disclosures in our annual proxy statements
✓	A policy that annual grants of restricted stock will utilize a vesting schedule of not less than three-years
✓	Retain an independent compensation consultant that reports solely to our compensation committee and does not provide our compensation committee services other than executive compensation consulting

2021 SHAREHOLDER ENGAGEMENT AND RESPONSE

At our 2021 annual meeting of shareholders, we held a non-binding advisory vote, also called a “say-on-pay” vote, on the compensation of our named executive officers as disclosed in the 2021 proxy statement. A majority of our shareholders approved our “say-on-pay” proposal, with 79.2% of the votes cast in favor of the proposal. In 2021, we engaged our shareholders to communicate with them our strategy, governance and executive compensation. We also reviewed written comments from proxy advisory firms, advice from our independent compensation consultant and other consultants, and considered market practices at peer companies.

We are committed to hearing and responding to the views of our shareholders. In the first half of 2021, we reached out to our top four shareholders (representing approximately 29% of our shares) and spoke with one of these investors. At this meeting, we discussed a variety of topics, including our corporate governance, executive compensation matters, our classified board and external management. We report and discuss our investor meetings with our board or board committees, as applicable. We consistently engage with FNF, who was our fourth largest shareholder at approximately 6.7% as of December 31, 2021, but do not include FNF in the outreach described above because FNF is required to vote pro rata with public shareholders pursuant to the voting agreement between FNF and Cannae. See “Voting Agreement” below for additional information.

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We also engaged with numerous shareholders on various actions we took this year including sales of Ceridian shares, sales of and further acquisition of DNB securities, the FTAC Alight Business Combination and Alight, the FTAC II Paysafe Business Combination and Paysafe, the Trebia System1 Business Combination and System1, and the sale of our interests in Optimal Blue. Our board values the input of our shareholders and considers our shareholders feedback as a regular part of board discussions.

Cannae held a Portfolio Conference on December 8 and 9, 2021 at the Wynn Resort, with 121 investors, sell-side analysts and management in attendance as well as nearly 800 unique webcast observers.

OVERVIEW OF OUR COMPENSATION PROGRAMS

PRINCIPAL COMPONENTS OF COMPENSATION

We link a significant portion of each named executive officer’s total compensation to the performance of our investments. The following chart illustrates the principal elements of the named executive officer compensation program paid by Cannae in 2021:

Category of Compensation	Type of Compensation	Purpose of the Compensation
Cash Compensation	Salary	Salary provides a level of assured, regularly paid, cash compensation that is competitive and helps attract and retain key employees.
Business Specific Incentives (limited to Ceridian)	Investment Success Incentive Program (ISIP)	Our compensation program is focused on the performance of our businesses. The purpose of the program is to retain and incentivize executives to identify and execute on monetization and liquidity opportunities that will maximize returns on our holdings of Ceridian.

Our compensation committee determines the appropriate value of each component of our executives’ compensation after considering each named executive officer’s level of responsibility, the individual skills, experience and potential contribution of each executive, and the ability of each executive to impact company-wide performance and create long-term value. Since 2019, we generally have not granted long-term equity incentive restricted stock awards to our named executive officers (other than an award to Mr. Gravelle in 2021, who is not a member of Trasimene) and we generally do not intend to grant equity awards to our executive officers. Beginning in September 2019, we limited the ISIP to only Ceridian and we transitioned to an externally managed structure.

Our named executive officers Messrs. Massey, Ducommun and Coy, and our non-executive Chairman Mr. Foley, as members and equity holders of the Manager, have an interest in the Management Fees and the MIP payments paid to the Manager. As a part of our externalized management, we established the MIP with respect to Cannae’s businesses (other than Ceridian, which is covered by the ISIP). The MIP provides for carried interest payments to our Manager which include a hurdle rate (threshold) and a high-water mark. See sections titled “Executive Compensation Paid by Our Manager” and “Manager Incentive Program.”

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ALLOCATION OF TOTAL COMPENSATION FOR 2021

Mr. Massey received $1 as compensation from Cannae in 2022 and does not participate in the ISIP. Mr. Coy receives an annual base salary of $350,000 from Cannae and does not participate in the ISIP. The following table shows the average allocation of 2021 Total Compensation reported in the Summary Compensation Table paid by Cannae among the components of our compensation programs for Messrs. Ducommun and Gravelle:

	Salary	Investment Success Incentive Program (ISIP)	Equity Awards	Total Compensation From Cannae	Perfomance- Based Compensation
David W. Ducommun	36.6%	63.4%	0%	100%	63.4%
Michael L. Gravelle	12.9%	66.6%	20.5%	100%	87.1%

Our compensation committee believes a significant portion of an executive officer’s compensation should be allocated to compensation that effectively aligns the interests of our executives with the long-term interests of our shareholders.

EXECUTIVE COMPENSATION PAID BY OUR MANAGER IN 2021

The total Management Fee earned by our Manager for 2021 was approximately $33.6 million (as reduced by $2.1 million for the base salaries for Messrs. Massey, Ducommun and Coy). In addition, as discussed above, as a part of our externalized management, we established the MIP with respect to Cannae’s businesses (other than Ceridian, which is covered by the ISIP). The MIP provides for carried interest payments to our Manager which include a hurdle rate (threshold) and a high-water mark. Approximately $44.5 million was paid or payable to the Manager in 2021 pursuant to the MIP. As discussed above, our named executive officers Messrs. Massey, Ducommun and Coy, and our non-executive Chairman Mr. Foley are members and equity holders of the Manager and each of them has an interest in the fees paid to the Manager through the Management Fee and the MIP and may receive cash distributions from our Manager periodically at its discretion. Our named executive officer who is not a member of the Manager, Mr. Gravelle, received all of his executive compensation for 2021 directly from Cannae.

With respect to base salaries, we pay the base salaries of all of our named executive officers. The base salaries of Messrs. Massey, Ducommun, Coy and certain other members of management were reduced from the Management Fee paid to the Manager, as each of them were members of the Manager in 2021. For 2021, the salaries of Mr. Massey ($1), Mr. Ducommun ($741,346), and Mr. Coy ($350,000), of approximately $1.1 million, represents 3.2% of the Management Fee paid or payable during that period.

Our Manager is not obligated to pay or allocate any portion of the Management Fee or MIP payments to any of our named executive officers for their services to Cannae or otherwise. The Management Services Agreement does not require any of our named executive officers to dedicate a specific amount of time to fulfilling our Manager’s obligations to us under the Management Services Agreement and does not require a specified amount or percentage of the fees paid to the Manager to be allocated to our named executive officers. Although certain of our executive officers are members and equity holders of the Manager and have an interest in the fees

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paid to the Manager through the Management Fee and the MIP and may receive cash distributions from our Manager periodically at its discretion, our Manager does not compensate any of such named executive officers specifically for their services to Cannae, and these individuals also provide other services to the Manager. The amount of distributions by the Manager to our named executive officers who have an interest in the Manager is derived by the Manager and is not within our control.

Compensation Information from Our Manager; Fixed and Variable Compensation. Our Manager has provided us with certain information to help to put into context the amounts paid or distributed to our named executive officers, as applicable, in 2021 by our Manager in relation to the Management Fee and the MIP.

Our Manager estimates the total amounts paid or distributed to our named executive officers who are members of the Manager, paid by our Manager that was reasonably associated with their support of Cannae was $6.6 million in the aggregate and represented 8.5% of the aggregate of the Management Fee and MIP paid or payable by us to our Manager in 2021. Of the total compensation paid to such named executive officers by our Manager in 2021, which was reasonably associated with their support of Cannae, approximately 1.3% was fixed, and approximately 98.7% was variable or incentive pay. Metrics used to measure performance under the MIP are described below under “Manager Incentive Program.” As discussed above under “2021 Performance-Based Payment,” our Manager does not manage the Ceridian investment and the MIP does not include Ceridian, which is covered by the ISIP.

ANALYSIS OF COMPENSATION COMPONENTS

BASE SALARY

Base salaries reflect the fixed component of the compensation for a named executive officer’s ongoing contribution to the operating performance of our companies and his area of responsibility. We provide our named executive officers with base salaries intended to provide them with a level of assured, regularly paid cash compensation that is competitive and reasonable. Our compensation committee reviews salary levels annually as part of our performance review process, as well as in the event of promotions or other changes in our named executive officers’ positions or responsibilities. When establishing base salary levels, our compensation committee considers the peer compensation data provided by our compensation consultant, Mercer, as well as a number of qualitative factors, including the named executive officer’s experience, knowledge, skills, level of responsibility and performance.

The base salaries of our named executive officers, Messrs. Massey, Ducommun and Coy, are paid by Cannae LLC and such amounts are reduced from the management fee paid to the Manager.

For 2021, our named executive officers received the following base salaries: Mr. Massey $1; Mr. Ducommun $741,346; Mr. Coy $350,000; and Mr. Gravelle $250,000. The Management Fee was reduced for the base salaries for Messrs. Massey, Ducommun, Coy and certain other members of management, an aggregate of $2.1 million.

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THE INVESTMENT SUCCESS INCENTIVE PROGRAM

The Cannae Investment Success Incentive Program (ISIP) is a performance-based cash incentive program designed to drive extraordinary performance by aligning a portion of management’s compensation with the success of Ceridian. Our named executive officers Messrs. Ducommun and Gravelle and our non-executive Chairman Mr. Foley participate in our ISIP. Under the program, which was established in 2018 to reward their contributions to the success of, and continued support to, the management of Ceridian, amounts are earned upon liquidity events associated with our holdings of Ceridian, which may include events such as an IPO of the company’s shares, sales of the company’s securities or assets, recapitalizations in connection with which extraordinary dividends exceeding Cannae’s investment are returned, and other transactions or events in connection with which return on the investment can be objectively determined. For awards under this program, return is determined relative to the value of our investment in Ceridian at the time of its IPO in 2018, which was $1.1 billion and to which Messrs. Ducommun, Gravelle and Foley contributed and continue to support. If the amount of cash or value of property received in the liquidity event is determined to constitute a positive return on our investment, 10% of any incremental value is contributed to an incentive pool and payments are made to participants based on their allocated percentages of the pool. The allocation of the final incentive pool amount to each participant will be determined by the compensation committee at the time of payment of any award paid under the program. The compensation committee may exercise discretion to pay out awards under the ISIP, including to make pay outs in cash or stock of Cannae, or a combination of both, and has the right to apply negative discretion to reduce or eliminate a participant’s payment under the ISIP. To be entitled to receive a payment under the program, participants must remain employed or be serving on the board of directors of Cannae or a subsidiary through the date of payment. In setting the value of our interest in Ceridian for purposes of the program, the compensation committee used the post-IPO value of our Ceridian interest to ensure that any payments under the ISIP would only be paid with respect to new gains on that interest.

All amounts payable under the ISIP are subject to our clawback policy, which is described below. The ISIP gives our compensation committee discretion to reduce or eliminate amounts that otherwise would be earned under the program’s incentive formula.

The Cannae ISIP only includes returns relating to our investment in Ceridian. Messrs. Massey and Coy do not participate in the ISIP.

CERIDIAN SHARE SALES

In 2021, we completed three transactions for the sale of an aggregate of 4.0 million shares of Ceridian common stock as part of transactions pursuant to Rule 144 of the Securities Act or a covered call agreement (collectively, the Ceridian Share Sales) resulting in net proceeds of $400.8 million. For purposes of the ISIP, the Ceridian Share Sales resulted in an aggregate post-IPO return on our investment of $282.4 million. Of this amount, 10%, or $28.2 million, was allocated to the incentive pool and payments were made to participants based on their allocated percentages of the pool, which are as follows for the Ceridian Share Sales: Mr. Ducommun and Mr. Gravelle 4.56% each. Messrs. Massey and Coy did not participate in the ISIP in 2021 and are not anticipated to participate in such program going forward. Mr. Foley our non-executive Chairman is also a participant in the ISIP (as limited to Ceridian) with 72.39% allocated from the incentive pool for the Ceridian Share Sales. See “Director Compensation” below for a discussion of payments made to Mr. Foley.

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The following table shows the payments made to our named executive officers in connection with the Ceridian Share Sales.

Name	Percentage of Pool for Ceridian Share Sales	Total Value of Incentive Paid
David W. Ducommun	4.56%	$1,286,769
Michael L. Gravelle	4.56%	$1,286,769

MANAGER INCENTIVE PROGRAM

Carried interest payments made to our Manager pursuant to the terms of the Operating Agreement include a hurdle rate of 8% of IRR and a high-water mark. So long as Cannae LLC’s profits with respect to a liquidity event (sale or other disposition) involving a business (as defined in the Operating Agreement) exceed an annualized hurdle rate (threshold) of 8%, Cannae LLC pays carried interest with respect to such business to the Manager. Generally, where such hurdle is satisfied, carried interest is paid to the Manager in an amount equal to: 15% of the profits on such monetization event (calculated as the proceeds received on the underlying business less allocable management fees (as defined in the Operating Agreement) and the cost of such business) for returns between 1.0x and 2.0x the cost of such business (plus allocable management fees), and 20% of the profits on such business for returns exceeding 2.0x the cost of such investment (plus allocable management fees). However, to the extent that, as of the liquidity event, the value of the businesses under the MIP are collectively less than the aggregate cost of such businesses, then the Manager’s carried interest entitlement is correspondingly reduced until such time that our businesses have recovered in value (i.e., maximum). Our named executive officers Messrs. Massey, Ducommun, and Coy our non-executive Chairman Mr. Foley as members of our Manager may receive cash distributions from our Manager periodically at its discretion. In 2021, approximately $44.5 million was paid or payable to our Manager as carried interest payments under the MIP. See section “Executive Compensation Paid By Our Manager in 2021” for further description of the compensation paid to our named executive officers, as applicable, by our Manager. The amount of distributions by the Manager to our named executive officers who have an interest in the Manager is derived by the Manager and is not within our control.

LONG-TERM EQUITY INCENTIVES

Since 2019, we generally have not granted long-term equity incentive restricted stock awards to our named executive officers. However, in 2021, our compensation committee granted one award to Mr. Gravelle in the form of a restricted stock award of 12,000 shares, which vests in three equal tranches on each of November 11, 2022, 2023 and 2024. No other equity incentive awards were awarded to our named executive officers in 2021.

BENEFIT PLANS

Cannae provides compensation and broad-based retirement and health and welfare benefit plans in which our named executive officers and other executives and employees were entitled to participate in 2021. We did not provide perquisites, pensions, deferred compensation plans, supplemental executive retirement plans or other employee benefits to our named executive officers in 2021.

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EMPLOYMENT AGREEMENTS

We have not entered into employment agreements with our named executive officers.

ROLE OF COMPENSATION COMMITTEE, COMPENSATION CONSULTANT AND EXECUTIVE OFFICERS

Our compensation committee is responsible for reviewing, approving and monitoring all compensation programs for our named executive officers. Our compensation committee is also responsible for administering our omnibus incentive plan and the Cannae ISIP and approving individual grants and awards under those plans for our executive officers.

In November 2017, our compensation committee engaged Mercer, an independent compensation consultant, to conduct a review of our compensation programs for our named executive officers and other key executives and our board. Mercer was selected, and its fees and terms of engagement were approved, by our compensation committee. Mercer reported directly to the compensation committee, received compensation only for services related to executive compensation issues and neither it nor any affiliated company provided any other services to us. On February 17, 2021, the compensation committee reviewed the independence of Mercer in accordance with the rules of the NYSE regarding the independence of consultants to the compensation committee and affirmed Mercer’s independence and that no conflicts of interest existed. Mercer also assists our compensation committee in its annual review of a compensation risk assessment.

The Chairman of our compensation committee and our non-executive Chairman Mr. Foley participated in the 2021 executive compensation process by making recommendations with respect to our named executive officers’ base salaries, equity-based incentive compensation awards, and allocations of the Ceridian IPO award pool. In addition, Mr. Gravelle, our Executive Vice President, General Counsel and Corporate Secretary, coordinated with our compensation committee members and Mercer in preparing the committee’s meeting agendas and, at the direction of the committee, assisted Mercer in gathering our financial information and information on our executives’ existing compensation arrangements for inclusion in Mercer’s reports to our compensation committee. Our executive officers do not make recommendations to our compensation committee with respect to their own compensation.

While our compensation committee carefully considers the information provided by, and the recommendations of Mercer and the individuals who participate in the compensation process, our compensation committee retains complete discretion to accept, reject or modify any compensation recommendations.

ESTABLISHING EXECUTIVE COMPENSATION LEVELS

We operate in a highly competitive industry and compete with our peers and in other talent markets to attract and retain highly skilled executives within that industry. To attract and retain talented executives with the leadership abilities and skills necessary for building long-term value, motivate our executives to perform at a high level and reward outstanding achievement, our executives’ compensation levels are set at levels that our compensation committee believes to be competitive in our market.

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Our compensation committee considered a number of important qualitative and quantitative factors in setting executive compensation including:

•	The named executive officer’s experience, knowledge, skills, level of responsibility and potential to influence company performance;

•	The business environment and our business objectives and strategy;

•	The named executive officer’s ability to impact the Company’s achievement of the goals for which the compensation program was designed, including achieving the Company’s long-term financial goals and increasing shareholder value;

•	Marketplace compensation levels and practices; and

•	Other corporate governance and regulatory factors related to executive compensation, including discouraging our named executive officers from taking unnecessary risks.

Our compensation decisions are not formulaic, and the members of our compensation committee did not assign precise weights to the factors listed above. Our compensation committee utilized their individual and collective business judgment to review, assess and approve compensation for our named executive officers.

To assist our compensation committee, Mercer conducts marketplace reviews of the compensation we pay to our executive officers. It gathers marketplace compensation data on total compensation, which consists of annual salary, annual incentives, long-term incentives, pay mix and other key statistics. The marketplace compensation data provides a point of reference for our compensation committee, but our compensation committee ultimately makes subjective compensation decisions based on all of the factors described above.

For 2021, Mercer assessed companies of similar size and industry focus to Cannae and recommended changes to Cannae’s peer group to reflect changes in the size of both Cannae and some companies in the previous peer group. The peer group consisting of similarly sized companies was based on a total asset range of 1/2 to 2 times the 2021 total assets for Cannae (which at the time was estimated to be approximately $3.7 billion).

Data disclosed by those peer companies is helpful to the compensation committee when reviewing both our executive compensation and board of directors compensation – in 2021, Mercer benchmarked compensation for the board of directors using the updated peer group. The 2021 Cannae peer groups consisted of:

Apollo Investment Corporation	Bain Capital Specialty Finance, Inc.
Compass Diversified Holdings	Golub Capital BDC, Inc.
New Mountain Finance Corporation	Prospect Capital Corporation
Sixth Street Specialty Lending Corporation

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The marketplace compensation information in this discussion is not deemed filed or a part of this compensation discussion and analysis for certification purposes.

OUR NAMED EXECUTIVE OFFICERS HAVE SIGNIFICANT OWNERSHIP STAKES

Our named executive officers and our board maintain significant long-term investments in our company. Collectively, as reported in the table “Security Ownership of Management and Directors,” they beneficially own an aggregate of 5,185,827 shares of our common stock, which in total is equal to 6.1% of our outstanding shares as of April 25, 2022 entitled to vote. The fact that our executives and directors hold such a large investment in our shares is part of our company culture and our compensation philosophy. Management’s sizeable investment in our shares aligns their economic interests directly with the interests of our shareholders, and their wealth will rise and fall as our share price rises and falls. This promotes teamwork among our management team and strengthens the team’s focus on achieving long-term results and increasing shareholder return.

Our non-executive Chairman Mr. Foley holds shares equal to 4.3% of our common stock as of April 25, 2022. Mr. Massey, our Chief Executive Officer, receives only $1 in base salary compensation, but owns 334,536 shares, or 0.4%, of our common stock as of April 25, 2022. The ownership levels are shown in the “Security Ownership of Management and Directors” table above. Cannae does not make equity grants to officers or directors who are members of our external manager.

HEDGING AND PLEDGING POLICY

In order to more closely align the interests of our directors and executive officers with those of our shareholders and to protect against inappropriate risk-taking, we maintain a hedging and pledging policy, which prohibits our executive officers and directors from taking any of the following actions without obtaining approval from our board: engaging in hedging or monetization transactions with respect to our securities, engaging in short term or speculative transactions in our securities that could create heightened legal risk and/or the appearance of improper or inappropriate conduct or holding Cannae securities in margin accounts or pledging them as collateral for loans. In the event a director or executive officer makes an exception request, they should indicate that they have the financial ability to settle the pledge without resort to the pledged Cannae shares. Our board believes it is important to have this policy to discourage inappropriate risk-taking by our directors and executive officers, while balancing the importance of tying our directors’ and executive officers’ interests to those of our shareholders by encouraging significant ownership of our stock with the occasional need of these individuals for additional liquidity. The board may determine whether the policy should apply to other individuals, including certain employees, consultants and contractors to the company.

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CLAWBACK POLICY

Our compensation committee adopted a policy to recover any incentive-based compensation from our executive officers if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, and the incentive-based compensation paid during the preceding three-year period would have been lower had the compensation been based on the restated financial results. No clawbacks were made in 2021.

TAX AND ACCOUNTING CONSIDERATIONS

Our compensation committee considers the impact of tax and accounting treatment when determining executive compensation.

In general, Section 162(m) of the Internal Revenue Code places a limit of $1.0 million on the amount that can be deducted in any one year for compensation paid to certain executive officers. The Company’s principal executive officer and principal financial officer serving at any time during the taxable year, its three other most highly compensated executive officers employed at the end of the taxable year and any employee who was covered under Section 162(m) for any earlier tax year that began after December 31, 2016, will be covered by Section 162(m). While our compensation committee considers the deductibility of compensation as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible for tax purposes.

Our compensation committee will also consider the accounting impact when structuring and approving awards. We account for share based payments, including long-term incentive grants, in accordance with Accounting Standards Codification (ASC) Topic 718, which governs the appropriate accounting treatment of share-based payments under generally accepted accounting principles (GAAP).

2021 SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION

At our 2021 annual meeting of shareholders, we held a non-binding advisory vote, also called a “say-on-pay” vote, on the compensation of our named executive officers as disclosed in the 2021 proxy statement. A majority of our shareholders approved our “say-on-pay” proposal, with 79.2% of the votes cast in favor of the proposal. The compensation committee considered these results, as well as the feedback we received from investors prior to and following our 2021 annual meeting.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Frank R. Martire (Chairman)

Barry B. Moullet

Erika Meinhardt

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EXECUTIVE

COMPENSATION

The following table contains information concerning the cash and non-cash compensation awarded to or earned by our named executive officers for the years indicated.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to compensation awarded to, earned by or paid to our Chief Executive Officer, our Chief Financial Officer, our former Chief Financial Officer, and our three other most highly compensated executive officers for the year ended December 31, 2021 (together, our named executive officers). All incentive payments were made by Cannae under the Cannae ISIP. Base salaries were paid by Cannae and the salaries of Mr. Massey, Ducommun and Coy were reduced from the Management Fee in 2021.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	All Other Compensation ($)	Total ($)
Richard N. Massey, Chief Executive Officer and Director	2021	1	—	—	—	—	1
	2020	1	—	—	—	—	1
	2019	85,001[3]	—	—	—	—	85,001
David W. Ducommun, President and Executive Vice President of Corporate Finance	2021	741,346	—	—	1,286,768	—	2,028,114
	2020	259,615	—	—	1,983,783	—	2,243,398
	2019	161,538	—	—	953,789	—	1,115,327
Bryan D. Coy, Chief Financial Officer	2021	350,000	—	—	—	—	350,000
	2020	124,017[4]	—	—	—	—	124,017
Michael L. Gravelle, Executive Vice President, General Counsel and Corporate Secretary	2021	250,000		396,000	1,286,768	—	1,932,768
	2020	259,615	—	—	1,983,783	—	2,243,398
	2019	144,952	—	—	953,789	—	1,098,741

1.	Represents the grant date fair value of time-based restricted stock awards granted to Mr. Gravelle on November 11, 2021, computed in accordance with ASC Topic 718, excluding forfeiture assumptions. No such awards were granted in 2019 or 2020.

2.	Reflects payouts pursuant to the Ceridian Share Sales under our ISIP.

3.	Reflects the cash portion of annual board and committee retainers and meeting fees paid to Mr. Massey for his service as a non-employee director prior to his appointment as Chief Executive Officer of Cannae on November 15, 2019, and his compensation as Chief Executive Officer of $1 beginning on November 1, 2019.

4.	On July 22, 2020, Mr. Coy was appointed to serve as Chief Financial Officer.

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GRANTS OF PLAN-BASED AWARDS

Cannae does not make equity grants to officers or directors who are members of our external manger, other than one restricted stock award to Mr. Gravelle that vests in three equal tranches on each of November 11, 2022, 2023 and 2024.

The following table sets forth information concerning the awards granted to Mr. Gravelle during the fiscal year ended December 31, 2021.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1)	Grant Date Fair Value of Stock Awards ($)(2)
Michael L. Gravelle	11/11/2021	12,000	396,000

1.	Represents the number of shares of time-based restricted stock awarded to Mr. Gravelle under our omnibus incentive plan.

2.	Represents the grant date fair value of time-based restricted stock awards granted to Mr. Gravelle on November 11, 2021, computed in accordance with ASC Topic 718, excluding forfeiture assumptions.

As described in the “Compensation Discussion and Analysis” above, the ISIP does not include target, threshold, or maximum amounts for participating executives. Incentive amounts under the ISIP program are earned upon liquidity events related to Ceridian. If the amount of cash or value of property received or receivable in a liquidity event is determined to constitute a positive return on our investment, 10% of any incremental value is contributed to an incentive pool and payments are made to participants based on their allocated percentages of the pool, as determined by, and subject to the negative discretion of, our compensation committee. For a description of the formula used to determine the amounts payable under the ISIP awards, please see the discussion of the ISIP above.

OUTSTANDING EQUITY AWARDS AT YEAR-END

The following table sets forth certain information with respect to outstanding equity awards held by our named executive officers at December 31, 2021.

OUTSTANDING RESTRICTED STOCK AWARDS AT FISCAL YEAR-END
Name	Grant Date	Number of Shares That Have Not Vested (#)[1]	Market Value of Shares That Have Not Vested ($)[2]
Michael L. Gravelle	11/11/2021	12,000	421,800

1.	Awards vest over three-years on each of the first three anniversaries of the date of grant.

2.	Market value is based on the December 31, 2021 closing price for our common stock of $35.15 per share.

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STOCK VESTED

The following table sets forth information concerning each vesting of restricted stock, during the fiscal year ended December 31, 2021, for each of the named executive officers on an aggregated basis:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard N. Massey	2,816	96,030
David W. Ducommun	4,518	151,760
Michael L. Gravelle	7,906	265,563

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In this section, we discuss the nature and estimated value of payments we would provide to our named executive officers in the event of termination of employment or a change in control. The amounts described in this section reflect amounts that would have been payable under our plans. We have not entered into employment agreements with our named executive officers.

We describe the estimated payments that would be provided to our named executive officers upon a change in control without a termination of employment. We also describe the estimated payments that would be provided to our named executive officers upon a termination of employment due to disability or death. We do not provide our named executive officers with severance or enhanced payments upon a voluntary termination by the executive, with or without good reason, or a termination by us either for cause or not for cause.

Upon a termination of employment, the named executive officers would be entitled to accrued vacation. In accordance with SEC rules, we have not described or provided an estimate of the value of any payments or benefits under plans or arrangements that do not discriminate in scope, terms or operation in favor of a named executive officer and that are generally available to all salaried employees.

POTENTIAL PAYMENTS UNDER OUR OMNIBUS INCENTIVE PLAN

Our omnibus incentive plan provides for the potential acceleration of vesting and/or payment of equity awards in connection with a change in control. Under our omnibus incentive plan, except as otherwise provided in a participant’s award agreement, upon the occurrence of a change in control any and all outstanding options and stock appreciation rights will become immediately exercisable, any restriction imposed on restricted stock, restricted stock units and other awards will lapse, and any and all performance shares, performance units and other awards with performance conditions will be deemed earned at the target level, or, if no target level is specified, the maximum level.

For purposes of our omnibus incentive plan, the term “change in control” is defined as the occurrence of any of the following events:

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•	An acquisition by an individual, entity or group of 50% or more of our voting power (except for acquisitions by us or any of our employee benefit plans),

•	During any period of two consecutive years, a change in the majority of our board, unless the change is approved by 2/3 of the directors then in office,

•	A reorganization, merger, share exchange, consolidation or sale or other disposition of all or substantially all of our assets; excluding, however, a transaction pursuant to which we retain specified levels of stock ownership and board seats, or

•	Our shareholders approve a plan or proposal for our liquidation or dissolution.

ESTIMATED CASH PAYMENTS UPON TERMINATION OF EMPLOYMENT

For a termination of employment, none of the named executive officers would be entitled to severance or enhanced payments or benefits.

ESTIMATED EQUITY PAYMENTS UPON CHANGE IN CONTROL, DEATH OR DISABILITY

As disclosed in the Outstanding Equity Awards at Year-End table, only one of our named executive officers, Mr. Gravelle, had an unvested restricted stock award on December 31, 2021. Under the terms of our omnibus plan and award agreements, Mr. Gravelle’s restricted stock award would vest upon a change in control. In addition, in the event of a termination due to Mr. Gravelle’s death or disability, this restricted stock award would vest pro rata based upon the number of months of completed employment during the term of the award prior to the date of termination event. The estimates values of the accelerated amounts would be $421,800 in the event of acceleration upon a change in control, and $11,717 in the event of an acceleration as a result of a termination due to death or disability, in each case assuming such event occurred on December 31, 2021. These amounts were determined based upon the number of unvested restricted shares held by Mr. Gravelle as of December 31, 2021 (as set forth in the Outstanding Equity Awards at Fiscal Year-End table above), multiplied by $35.15 per share, which was the closing price of our common stock on December 31, 2021.

In any other termination event, all restricted stock awards would expire at the employment termination date. Cannae does not make equity grants to officers or directors who are members of our external manger. Therefore, generally, we no longer expect to have any new compensation arrangements that provide single-trigger vesting upon a change in control. Since the equity awards outstanding represent a fairly small number, we did not retroactively amend previously granted equity awards to impose a double-trigger structure.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2021, the compensation committee was composed of Frank R. Martire (Chair), Erika Meinhardt and Barry Moullet. Ms. Meinhardt and Mr. Moullet joined our compensation committee on February 18, 2021, and replaced Messrs. Harris and Holland who stepped down from the committee on February 18, 2021. During fiscal year 2021, no member of the compensation committee was an officer or employee of Cannae or any of its subsidiaries. In addition, during 2021 none of our executive officers served (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our board.

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DISCUSSION OF OUR COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

We reviewed our compensation policies and practices for all employees including our named executive officers and determined that our compensation programs are not reasonably likely to have a material adverse effect on our Company. In conducting the analysis, we reviewed the structure of our executive incentive programs and the internal controls and risk abatement processes that are in place for each program.

We believe that several design features of our executive compensation program mitigate risk. We set base salaries at levels that provide our employees with assured cash compensation that is appropriate to their job duties and level of responsibility and that, when taken together with incentive awards, motivate them to perform at a high level without encouraging inappropriate risk-taking to achieve a reasonable level of secure compensation.

With respect to our executives’ incentive opportunities, we believe that our use of measurable return on investment at the time of a liquidity event in the ISIP, together with the compensation committee’s discretion to reduce awards and the fact that the awards are subject to our clawback policy, serve to mitigate excessive risk-taking. The risk of overstatement of achievement under the ISIP is mitigated by the compensation committee’s review and approval of the value of our investment in each company for purposes of the program, and its review and approval of the value of the return on our investment upon a liquidity event.

2021 PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the 2022 annual total compensation of our principal executive officer Mr. Ducommun and the median of the annual total compensation of our other employees, which we refer to as the pay ratio.

The Manager is responsible for managing Cannae’s affairs pursuant to the Management Services Agreement. As of December 31, 2021 our employee population consisted of approximately 13,000 individuals working for Cannae. The vast majority of these employees are part-time restaurant employees. The median employee is a part-time server at our restaurants and was selected as described below. The Company’s median employee compensation as calculated in the manner described below was $10,535. The Company paid our principal executive officer $2,028,114 in compensation in fiscal year 2021. As a result, the ratio for 2021 was 192.5.

This information is being provided for compliance purposes. Neither the Compensation Committee nor the Manager used the pay ratio measure in making any compensation decisions.

Methodology for Determining Our Median Employee. For purposes of the pay ratio disclosure, we are required to identify a median employee based on our entire workforce, without regard to their location, compensation arrangements, or employment status (full-time versus part-time).

The median employee is determined by identifying the employee whose compensation is at the middle of the compensation of our employee population (excluding our principal executive officer). Under the pay ratio rules, we may retain the same median employee for up to three years for purposes of determining the ratio (unless the overall employee population or compensation

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programs change significantly). We have updated our median employee for 2021 using our total employee base as of December 31, 2021.

The following outlines the methodology, material assumptions, and estimates used to determine the median employee for 2021:

Employee Population. We determined that, as of December 31, 2021, the date we selected to identify the median employee, our employee population consisted of approximately 13,000 individuals working for Cannae. The vast majority of these employees, including the median employee, are part-time restaurant employees.

Compensation Measure Used to Identify the Median Employee. To identify the median employee, we selected base salary/wages and overtime pay, plus paid incentive bonus through December 31, 2021, as the compensation measure. In identifying the median employee, we annualized the compensation of any new hires in 2021 as if they were hired at the beginning of the fiscal year, as permitted by Securities Exchange Commission rules. As all of our employees are domiciled in the United States, we did not make any cost-of-living adjustments in identifying the median employee.

Annual Total Compensation of Median Employee. The median of the annual total compensation of all employees (other than our principal executive officer), calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, was $10,535.

DIRECTOR COMPENSATION

In 2021, all non-employee directors other than Mr. Foley received an annual cash retainer of $75,000, payable quarterly. Mr. Foley our non-executive Chairman received $1 for his services as a director of Cannae. The chairman of the audit committee received an additional annual leadership supplemental retainer of $50,000 paid quarterly and each member of the audit committee received an additional annual fee (payable in quarterly installments) of $20,000 for their service on the audit committee. The chairman of the compensation committee received an additional annual leadership supplemental retainer of $20,000 paid quarterly, and each member of the compensation committee received an additional annual fee (payable in quarterly installments) of $10,000, respectively, for their service on the committee. The chairman of the nominating and governance committee received an additional annual leadership retainer of $15,000 paid quarterly and each member of the nominating and governance committee received an additional annual fee (payable in quarterly installments) of $10,000 for their service on the committee. In 2021, each non- employee director received an award of 3,031 time-based restricted shares. We determined to increase the value of the equity portion of our non-employee director compensation program from restricted stock awards in the amount of $81,000 to restricted stock awards in the amount of $100,000 based on the recommendation of and in consultant with the compensation committee’s compensation consultant and the growing complexity of our business. All of these restricted stock awards were granted under our omnibus incentive plan and one-third of the award vests on each of the first three anniversaries of the date of grant, subject to continued service. We also reimburse each of our directors for all reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings, as well as with any director education programs they attend relating to their service on our board. All of Mr. Massey’s 2021 compensation is described in the “Executive Compensation” discussion above.

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As previously discussed, on February 18, 2021, David Aung and Barry B. Moullet joined our board and were appointed to serve on the special litigation committee. Mr. Moullet, as Chairman of the special litigation committee receives $50,000 and Mr. Aung receives $35,000, in each case payable quarterly. Mr. Aung also was appointed to serve on the nominating and governance committee and Mr. Moullet was appointed to the compensation committee and received standard compensation paid to other committee members for their service on those committees. Messrs. Moullet and Aung also received a new director stock grant of 1,884 shares.

ISIP PAYMENTS TO OUR NON-EXECUTIVE CHAIRMAN MR. FOLEY

As a part of Cannae’s ISIP, in 2021, Cannae completed three separate transactions pursuant to Rule 144 of the Securities Act, referred to as Ceridian Share Sales, which are further described above in “The Investment Success Incentive Program.” The Ceridian Share Sales resulted in an aggregate post-IPO proceeds of $400.8 million and, for the purposes of the ISIP, a return of $282.4 million. Of this amount, 10%, or $28.2 million, was allocated to the incentive pool and payments were made to participants based on their allocated percentages of the pool. In recognition of Mr. Foley’s significant investment of time and efforts over more than ten years in completing the Ceridian IPO and transforming Ceridian into a successful public company, Mr. Foley’s percentage is 72.39% for the Ceridian Share Sales. Mr. Foley served on Ceridian’s board of directors since our former parent company, FNF, acquired Ceridian in 2007. Mr. Foley continued to serve Ceridian through the completion of Ceridian’s initial public offering in April 2018 until August 1, 2019 when he stepped off the Ceridian board. Mr. Foley’s leadership was instrumental in transforming Ceridian into a public company and guiding Ceridian’s strategic direction. For the first 11 years, Mr. Foley received no compensation from FNF or Cannae for his services benefitting Ceridian. The Ceridian Share Sales represent more than a decade of time and contribution to Ceridian. We believe that the preservation of our original investment and the superior gains recognized in the Ceridian IPO and Ceridian Share Sales would not have occurred but for Mr. Foley’s strategic vision and leadership. We believe our investors understand the value of Mr. Foley’s strategic vision and leadership as none of our investors questioned his director compensation during our regular and ongoing shareholder engagement efforts.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	All Other Compensation ($)[3]	Total ($)
William P. Foley, II	1	—	20,445,323	20,445,324
David Aung	73,667	175,025	—	248,692
Hugh R. Harris	98,861	100,023	—	198,884
C. Malcolm Holland	88,861	100,023	—	188,884
Mark D. Linehan	95,000	100,023	—	195,023
Chart Continued

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Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	All Other Compensation ($)[3]	Total ($)
Frank R. Martire	132,722	100,023	—	232,745
Erika Meinhardt	81,139	100,023	—	181,162
Barry B. Moullet	82,875	175,025	—	257,900
James B. Stallings Jr.	138,861	100,023	—	238,884
Frank P. Willey	87,278	100,023	—	187,301

1.	Amounts include the cash portion of annual board and committee retainers and meeting fees paid for services as a director in 2021.

2.	Amounts shown for all directors represent the grant date fair value of restricted stock awards granted in 2021, computed in accordance with FASB ASC Topic 718. For all non-employee directors, these amounts include a grant date fair value of $33.00 with respect to awards of time-based restricted shares granted in November 11, 2021, which vest over a period of three years from the grant date, and for Messrs. Aung and Moullet these amounts include awards with a grant date fair value of $39.81 that each of them received as new director grant when they joined the board on February 18, 2021. As of December 31, 2021, our directors held restricted shares of our stock as follows: Mr. Aung 4,915 shares; Mr. Harris 5,125 shares; Mr. Holland 5,125 shares; Mr. Linehan 6,015 shares; Mr. Martire 5,125 shares; Ms. Meinhardt 5,125 shares; Mr. Moullet 4,915 shares; Mr. Stallings 5,125 shares; and Mr. Willey 5,125 shares.

3.	Represents ISIP awards granted to Mr. Foley on May 20, 2021, September 17-24, 2021, and October 2, 2021, for $8,385,811, $5,097,758 and $6,961,754, respectively.

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and Rule 14a-21(a) promulgated thereunder, we are asking our shareholders to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

We believe that our compensation programs are structured to appropriately balance guaranteed base salary, long-term equity incentives and our ISIP. Our incentive programs are designed to help us incentivize our management to maximize the value of our businesses by aligning our named executive officers’ long-term incentive compensation with the growth of our businesses and the value created for our shareholders. We believe our compensation mix incentivizes our executives to identify companies and strategic assets with attractive value propositions, structure businesses to maximize their value and execute on operating our businesses such that we maximize returns for our shareholders, while providing enough ensured annual compensation in the form of base salary and equity incentives to discourage excessive risk-taking.

We are committed to hearing and responding to the views of our shareholders. In the first half of 2021, we reached out to our top four shareholders (representing approximately 29% of our shares) and spoke with one of these investors. At this meeting, we discussed a variety of topics, including our corporate governance, executive compensation matters, our classified board and external management. We report and discuss our investor meetings with our board or board committees, as applicable. We consistently engage with FNF, who was our fourth largest shareholder at approximately 6.7% as of December 31, 2021, but do not include FNF in the outreach described above because FNF is required to vote pro rata with public shareholders pursuant to the voting agreement between FNF and Cannae. See “Voting Agreement” below for additional information.

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Cannae also held a Portfolio Conference on December 8 and 9, 2021, at the Wynn Resort, with 121 investors, sell-side analysts and management in attendance as well as nearly 800 unique webcast observers.

We urge our shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in detail our compensation philosophy and how our compensation programs operate and are designed to achieve our business and compensation objectives, as well as the “Summary Compensation Table” and other related compensation tables and disclosures, which provide detailed information on the compensation of our named executive officers.

We ask our shareholders to vote on the following resolution at the annual meeting:

 RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and Executive and Director Compensation section, the compensation tables and related narrative.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Approval of this resolution requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. However, as this is an advisory vote, the results will not be binding on the Company, the board or the compensation committee, and will not require us to take any action. The final decision on the compensation of our named executive officers remains with our compensation committee and the board, although the compensation committee and the board will consider the outcome of this vote when making compensation decisions. Our next “say on pay” vote will occur in 2023.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL NO. 3: RATIFICATION OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

GENERAL INFORMATION ABOUT DELOITTE & TOUCHE LLP

Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of Deloitte to our shareholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, our audit committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our shareholders. If our shareholders do not ratify the audit committee’s selection, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

In choosing our independent registered public accounting firm, our audit committee conducts a comprehensive review of the qualifications of those individuals who will lead and serve on the engagement team, the quality control procedures the firm has established, and any issue raised by the most recent quality control review of the firm. The review also includes matters required to be considered under the Securities and Exchange Commission rules on “Auditor Independence,” including the nature and extent of non-audit services to ensure that they will not impair the independence of the accountants.

Representatives of Deloitte are expected to be present at the annual meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The audit committee has appointed Deloitte to audit the consolidated financial statements of the Company for the 2022 fiscal year. Deloitte has continuously acted as our independent registered public accounting firm since January 2017.

For services rendered to us during or in connection with our years ended December 31, 2021 and 2020, we were billed the following fees by Deloitte (in thousands):

	2021	2020
Audit Fees	$2,394	$2,576
Audit Related Fees	—	$81
Tax Fees	$294	$637
All Other Fees	—	—

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Audit Fees. Audit fees consisted principally of fees for the audits of the Company’s financial statements including periodic report filings, registration statements and other filings, and audits of the Company’s subsidiaries, including billings for out-of-pocket expenses incurred.

Audit Related Fees. Audit related fees in 2020 consisted principally of fees for comfort procedures over financial information included in registration statements.

Tax Fees. Tax fees for 2021 and 2020 consisted principally of fees for tax compliance, tax planning and tax advice.

APPROVAL OF ACCOUNTANTS’ SERVICES

In accordance with the requirements of the Sarbanes Oxley Act of 2002, all audit and audit related work and all non-audit work performed by Deloitte is approved in advance by the audit committee, including the proposed fees for such work. Our pre-approval policy provides that, unless a type of service to be provided by Deloitte has been generally pre-approved by the audit committee, it will require specific pre-approval by the audit committee. In addition, any proposed services exceeding pre-approved maximum fee amounts also require pre-approval by the audit committee. Our pre-approval policy provides that specific pre-approval authority is delegated to our audit committee chairman, provided that the estimated fee for the proposed service does not exceed a pre-approved maximum amount set by the committee. Our audit committee chairman must report any pre-approval decisions to the audit committee at its next scheduled meeting.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2022 FISCAL YEAR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The number of our common shares beneficially owned by each individual or group is based upon information in documents filed by such person with the Securities and Exchange Commission, other publicly available information or information available to us. Percentage ownership in the following tables is based on 84,916,034 shares of our common stock outstanding as of April 25, 2022. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of our common stock beneficially owned by that shareholder. The number of shares beneficially owned by each shareholder is determined under rules issued by the Securities and Exchange Commission.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of our common stock by each shareholder who is known by the Company to beneficially own 5% or more of such class based on the number shares of our common stock outstanding as of April 25, 2022:

Name	Shares Beneficially Owned[1]	Percent of Outstanding[2]
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	7,144,476	8.4%
BlackRock Fund Advisors 55 East 52nd Street, New York, NY 10055	6,726,060	7.9%
River Road Asset Management	6,635,835	7.8%
Davenport & Company, LLC	6,107,503	7.2%
Fidelity National Financial, Inc. 601 Riverside Avenue, Building 5, Jacksonville, FL 32204	4,775,598	5.6%
Fidelity Management and Research 245 Summer Street, Boston, MA 02210	5,035,712	5.9%

1.	Based on information as of December 31, 2021, that has been publicly filed with the SEC, except that for Fidelity National Financial, Inc. takes into account that Cannae repurchased from Fidelity National Financial, Inc. 1 million Cannae shares on March 7, 2022.

2.	Applicable percentages based on shares of our common stock outstanding as of April 25, 2022.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth information regarding beneficial ownership as of April 25, 2022 of our common stock by:

•	Each of our directors and nominees for director;

•	Each of the named executive officers as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission; and

•	All of our executive officers and directors as a group.

Name[1]	Shares Beneficially Owned	Percent of Outstanding
David Aung	4,915	*
Bryan D. Coy	3,000	*
David W. Ducommun	86,868	*
William P. Foley, II2	3,634,723	4.3%
Michael L. Gravelle	159,394	*
Hugh R. Harris	38,395	*
C. Malcolm Holland[3]	25,895	*
Chart Continued

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Name[1]	Shares Beneficially Owned	Percent of Outstanding
Mark D. Linehan	9,980	*
Frank R. Martire[4]	309,834	*
Richard N. Massey	334,536	*
Erika Meinhardt	115,064	*
Barry B. Moullet	13,915	*
James B. Stallings, Jr.	15,441	*
Frank P. Willey[5]	433,867	*
All directors and officers (14 persons)	5,185,827	6.1%

*	Represents less than 1% of our common stock.

1.	The business address of such beneficial owner is c/o Cannae Holdings, Inc. 1701 Village Center Circle, Las Vegas, Nevada 89134.

2.	Includes 748,299 shares of common stock held by Folco Development Corporation, of which 700,000 are pledged as collateral. Mr. Foley and his spouse are the sole shareholders of Folco Development Corporation. Includes 236,011 shares of common stock owned by the Foley Family Charitable Foundation.

3.	Includes 1,942 shares owned by Holland III Family, L.P., and 8,058 shares owned by an IRA.

4.	Includes 133,333 shares owned by Frank and Marisa Martire 2012 Florida Trust.

5.	Includes 15,000 shares owned by Willey Living Trust.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2021 about our common stock which may be issued under our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights)
Equity compensation plans approved by security holders	—	$—	2,168,881
Equity compensation plans not approved by security holders	—	$—	—
Total	—	$—	2,168,881

1.	In addition to being available for future issuance upon exercise of options and SARs, under the Cannae omnibus plan shares of common stock may be issued in connection with awards of restricted stock, restricted stock units, performance shares, performance units, options or other stock-based awards.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENTS WITH FNF

As a result of the Split-Off, Cannae and FNF operate separately. In connection with the Split- Off, FNF’s title insurance underwriters Fidelity National Title Insurance Company, Chicago Title Insurance Company and Commonwealth Land Title Insurance Company contributed an aggregate of $100 million to Cannae in exchange for 5,775,598 shares of Cannae common stock. As of December 31, 2021, these shares represented approximately 6.7% of Cannae’s outstanding shares. FNF is required to dispose of the Cannae shares as soon as a disposition is warranted consistent with the business reasons for the ownership of the shares, but in no event later than five-years after the Split-Off. In March 2022, Cannae repurchased 1 million of the Cannae shares that FNF held from the Split-Off.

FNF is subject to certain restrictions regarding voting of its Cannae shares described under “Voting Agreement” below.

Cannae and FNF also have overlapping executive officers. Michael L. Gravelle, our Executive Vice President, General Counsel and Corporate Secretary, serves as Executive Vice President, General Counsel and Corporate Secretary of FNF. We also have overlapping directors. William P. Foley, II, our non-executive Chairman, is the non-executive Chairman of the Board of FNF and Richard N. Massey, our Chief Executive Officer, served as a director at FNF until January 2021.

In order to govern certain of the ongoing relationships between us and Cannae and to provide mechanisms for an orderly transition, we entered into various agreements with FNF, including a Voting Agreement, a Tax Matters Agreement, a Corporate Services Agreement, and a Registration Rights Agreement.

VOTING AGREEMENT

In connection with the Split-Off and the issuance of the FNF Cannae shares, we entered into a voting agreement with FNF (the voting agreement), pursuant to which FNF agreed to cause its Cannae shares to be counted as present at any meeting of the shareholders of Cannae for the purpose of establishing a quorum. Additionally, under the voting agreement, FNF agreed to vote all of its Cannae shares in the same manner as, and in the same proportion to, all shares voted by holders of Cannae common stock (other than FNF and its subsidiaries) until the date on which FNF and its subsidiaries no longer beneficially own shares of Cannae common stock. In addition, FNF will not deposit any of its Cannae shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any of its Cannae shares, or take any action that would have the effect of preventing or materially delaying FNF from performing any of our obligations under the voting agreement.

TAX MATTERS AGREEMENT

We have also entered into a tax matters agreement with FNF that governs our respective rights, responsibilities and obligations with respect to taxes, the filing of tax returns, the control of audits and other tax matters. Under the tax matters agreement, the parties agreed to indemnify one another for certain agreed specified losses incurred by the other.

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CORPORATE SERVICES AGREEMENT

We entered into a corporate services agreement with FNF (the corporate services agreement) pursuant to which FNF will provide us with certain specified services, including insurance administration and risk management; other services typically performed by FNF’s legal, investor relations, tax, human resources, accounting and internal audit departments; and such other similar services that we may from time-to-time request or require. The corporate services agreement was to continue in effect until the earlier of (i) the date on which the corporate services agreement is terminated by mutual agreement of Cannae and FNF and (ii) the third anniversary of the date on which the corporate services agreement was entered into. On October 7, 2020, we entered into an Extension of Corporate Services Agreement (the Extension) with FNF that extended the corporate services agreement for two years until November 17, 2022.

During the initial three-years, FNF provided these corporate services at no-cost, other than reimbursement for reasonable out-of-pocket costs and expenses incurred by us in connection with providing such services to Cannae. Under the Extension, FNF will provide certain of the corporate services at a standard allocated cost-plus 10 percent. The Extension will automatically renew for successive one-year terms unless FNF and Cannae mutually agree to terminate the agreement. We recorded $3.5 million in operating expenses which were paid to FNF in the year ended December 31, 2021 or payable to FNF as of December 31, 2021.

REGISTRATION RIGHTS AGREEMENT

FNF’s title insurance underwriter subsidiaries that own Cannae shares (the Registration Rights Agreements parties) entered into registration rights agreements with Cannae. The registration rights agreements provide the Registration Rights Agreements parties, and their permitted transferees, with the right to require Cannae, at its expense, to register shares of Cannae common stock that the Registration Rights Agreements parties hold. The registration rights agreement also includes certain demand rights, shelf-registration obligations and piggy-back registration rights that could require Cannae to take certain actions to register its securities if requested. The agreements also provide that Cannae will pay certain expenses of these electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.

REVOLVER NOTE

We entered into a revolver note with FNF (the FNF Revolver), which allows us to borrow revolving loans from FNF from time to time in an aggregate amount not to exceed $100 million. The proceeds of the revolving loans may be used for investment purposes and working capital needs. The FNF Revolver accrues interest at LIBOR plus 450 basis points and mature on the five-year anniversary of the date of the FNF Revolver. The maturity date is automatically extended for additional five-year terms unless notice of non-renewal is otherwise provided by either FNF or Cannae, in their sole discretion. As of December 31, 2021, there was no outstanding balance and $100.0 million of available borrowing capacity under the FNF Revolver.

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CORPORATE OFFICE PURCHASE

On January 17, 2020, Cannae purchased its corporate headquarters in Las Vegas, Nevada from an affiliate of FNF for $9.3 million. Subsequent to Cannae’s purchase of the building through December 31, 2020, Cannae earned $0.3 million of rent income from FNF, and earned a similar amount in the year ended December 31, 2021.

INVESTMENT IN DUN & BRADSTREET HOLDINGS, INC.

On July 6, 2020, Dun & Bradstreet closed its initial public offering of 90 million shares of common stock, which includes approximately 11.7 million shares of common stock issued pursuant to the exercise by the underwriters of their option to purchase additional shares in full (the DNB IPO). The DNB IPO was priced at $22.00 per share. Also on July 6, 2020, we invested $200.0 million, and affiliates of Black Knight, Inc. (Black Knight) and CC Capital, LLC each invested $100.0 million in concurrent private placements (the DNB Private Placement). The DNB IPO and the DNB Private Placement resulted in gross proceeds to DNB of $2.4 billion in the aggregate (before deducting underwriting discounts and commissions and other offering expenses payable by DNB). Shares of DNB common stock began trading on the New York Stock Exchange (NYSE) under the ticker symbol “DNB” on July 1, 2020. On June 28, 2021, we completed the sale of an aggregate of 8.5 million shares of common stock of DNB (the DNB Share sale) pursuant to Rule 144. In connection with the DNB Share Sale, we received aggregate proceeds of $186.0 million. On February 15, 2022, we acquired an additional approximately 21.8 million shares of DNB common stock in connection with the Optimal Blue transaction described above.

As of March 31, 2022, we own 88 million shares of DNB common stock, or approximately 20% of the outstanding common stock of DNB.

MANAGEMENT SERVICES AGREEMENT

As discussed above, the Company, Cannae LLC, and the Manager, entered into the Management Services Agreement which became effective September 1, 2019 (as amended), which sets forth the terms and condition of our relationship with our Manager. Our named executive officers Messrs. Massey, Ducommun and Coy, as well as our non-executive Chairman, Mr. Foley are members of the Manager. The terms of the Management Agreement are described above in the Compensation Discussion and Analysis section under “External Management.”

Pursuant to the terms of the Management Services Agreement, Cannae LLC pays the Manager a quarterly management fee equal to 0.375% (1.5% annualized) of the Company’s cost of invested capital (as defined in the Management Services Agreement) as of the last day of each fiscal quarter, payable in arrears in cash, as may be adjusted pursuant to the terms of the Management Services Agreement (the Management Fee). Cannae LLC is responsible for paying costs and expenses relating to the Company’s business and operations. Cannae LLC reimburses the Manager for documented expenses of the Manager incurred on the Company’s behalf, including any costs and expenses incurred in connection with the performance of the services under the Management Services Agreement. The total Management Fee paid or payable for the year ended December 31, 2021 from Cannae LLC to our Manager was approximately $33.6 million. The Management Fee was reduced in an amount equal to $2.1 million for the salaries paid by Cannae LLC to certain executive officers as described below.

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Carried interest payments made to our Manager pursuant to the terms of the Operating Agreement include a hurdle rate of 8% of IRR and a high-water mark. So long as Cannae LLC’s profits with respect to a liquidity event (sale or other disposition) involving a Cannae business (as defined in the Operating Agreement) exceed an annualized hurdle rate (threshold) of 8%, Cannae LLC pays carried interest with respect to such business to the Manager. Generally, where such hurdle is satisfied, carried interest is paid to the Manager in an amount equal to: 15% of the profits on such business (calculated as the proceeds of such business less allocable management fees (as defined in the Operating Agreement) and the cost of such business) for returns between 1.0x and 2.0x the cost of such investment (plus allocable management fees), and 20% of the profits on such business for returns exceeding 2.0x the cost of such business (plus allocable management fees). However, to the extent that, as of the liquidity event, the value of the businesses owned by Cannae and included in the MIP is less than the aggregate cost of such businesses, then the Manager’s carried interest entitlement is correspondingly reduced until such time as such businesses have recovered in value (i.e., maximum). Our named executive officers Messrs. Massey, Ducommun, and Coy and our non-executive Chairman Mr. Foley, as members of our Manager, may receive cash distributions from our Manager periodically at its discretion. In 2021, approximately $44.2 million was paid or payable to our Manager as carried interest payments under the MIP. See section “Executive Compensation Paid By Our Manager in 2021” for further description of the compensation paid to our named executive officers, as applicable, by our Manager. The amount of distributions by the Manager to our named executive officers who have an interest in the Manager is derived by the Manager and is not within our control.

Pursuant to the Management Services Agreement, the Manager will share with Cannae 25% of the aggregate fees paid directly to the Manager by (1) any less than 50% directly or indirectly owned subsidiary of Cannae and (2) any third party unaffiliated with Cannae for the performance by the Manager of merger and acquisition advisory services. For fiscal year 2021, Cannae received approximately $0.7 million in connection with the merger and acquisition advisory services provided by the Manager in connection with the following transactions: Black Knight’s acquisition of NexSpring, EMBS and Top of Mind; and Alight term debt.

FORWARD PURCHASE OF EQUITY OF SPECIAL PURPOSE ACQUISITION COMPANIES

In 2020 and 2021, we entered into certain forward purchase agreements and other transactions with FTAC I, FTAC II, AUS, and ASZ, which are special purpose acquisition companies sponsored by Cannae and Mr. Foley. The material terms and conditions of, and amounts and related persons involved in, such related party transactions are described above under “Financial Highlights” and Significant Transactions – Forward Purchase of Equity of Special Purpose Acquisition Companies.”

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AUDIT COMMITTEE APPROVAL

Our board or audit committee has reviewed and approved each of the transactions described above in accordance with the terms of our Code of Conduct related to the approval of related party transactions, which are described below. Our board of directors approved the Management Services Agreement.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Pursuant to our codes of ethics, a “conflict of interest” occurs when an individual’s private interest interferes or appears to interfere with our interests, and can arise when a director, officer or employee takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Anything that would present a conflict for a director, officer or employee would also likely present a conflict if it is related to a member of his or her family. Our code of ethics states that clear conflict of interest situations involving directors, executive officers and other employees who occupy supervisory positions or who have discretionary authority in dealing with any third party specified below may include the following:

•	Any significant ownership interest in any supplier or customer;

•	Any consulting or employment relationship with any customer, supplier or competitor; and

•	Selling anything to us or buying anything from us, except on the same terms and conditions as comparable directors, officers or employees are permitted to so purchase or sell.

It is our policy to review all relationships and transactions in which we and our directors or executive officers (or their immediate family members) are participants in order to determine whether the director or officer in question has or may have a direct or indirect material interest. Our Chief Compliance Officer, together with our legal staff, is primarily responsible for developing and implementing procedures to obtain the necessary information from our directors and officers regarding transactions to/from related persons. Any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest must be discussed promptly with our Chief Compliance Officer. The Chief Compliance Officer, together with our legal staff, then reviews the transaction or relationship, and considers the material terms of the transaction or relationship, including the importance of the transaction or relationship to us, the nature of the related person’s interest in the transaction or relationship, whether the transaction or relationship would likely impair the judgment of a director or executive officer to act in our best interest, and any other factors such officer deems appropriate. After reviewing the facts and circumstances of each transaction, the Chief Compliance Officer, with assistance from the legal staff, determines whether the director or officer in question (or their immediate family member) has a direct or indirect material interest in the transaction and whether or not to approve the transaction in question.

With respect to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, our codes of ethics require that each such officer:

•	Discuss any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest with our General Counsel;

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•	In the case of our Chief Financial Officer and Chief Accounting Officer, obtain the prior written approval of our General Counsel for all material transactions or relationships that could reasonably be expected to give rise to a conflict of interest; and

•	In the case of our Chief Executive Officer, obtain the prior written approval of the audit committee for all material transactions that could reasonably be expected to give rise to a conflict of interest.

In the case of any material transactions or relationships involving our Chief Financial Officer or our Chief Accounting Officer, the General Counsel must submit a list of any approved material transactions semi-annually to the audit committee for its review.

Under Securities and Exchange Commission rules, certain transactions in which we are or will be a participant and in which our directors, executive officers, certain shareholders and certain other related persons had or will have a direct or indirect material interest are required to be disclosed in this related person transactions section of our proxy statement. In addition to the procedures above, our audit committee reviews and approves or ratifies any such transactions that are required to be disclosed. The committee makes these decisions based on its consideration of all relevant factors. The review may be before or after the commencement of the transaction. If a transaction is reviewed and not approved or ratified, the committee may recommend a course of action to be taken.

SHAREHOLDER PROPOSALS

AND NOMINATIONS

Any proposal that a shareholder wishes to be considered for inclusion in the proxy and proxy statement relating to the Annual Meeting of Shareholders to be held in 2023 must be received by the Company no later than December 30, 2022. Any other proposal or director nomination that a shareholder wishes to bring before the 2023 Annual Meeting of Shareholders without inclusion of such matter in the Company’s proxy materials must also be received by the Company no later than December 30, 2022. All proposals must comply with the applicable requirements or conditions established by the Securities and Exchange Commission and the Company’s bylaws, which requires among other things, certain information to be provided in connection with the submission of shareholder proposals. All proposals must be directed to the Secretary of the Company at 1701 Village Center Circle, Las Vegas, Nevada 89134. The persons designated as proxies by the Company in connection with the 2021 Annual Meeting of Shareholders will have discretionary voting authority with respect to any shareholder proposal for which the Company does not receive timely notice.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules (once they become effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Act of 1934, as amended, no later than April 23, 2023.

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OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, your proxy card confers discretionary authority on the persons named in the proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the proxy card to vote the shares in accordance with their best judgement.

AVAILABLE INFORMATION

The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission. Copies of all of the Company’s filings with the Securities Exchange Commission can also be found on the Investor Relations page of the Company’s website at investor.cannaeholdings.com. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (except for certain exhibits thereto), including our audited financial statements and financial statement schedules, may be obtained, free of charge, upon written request by any shareholder to Cannae Holdings, Inc., 1701 Village Center Circle, Las Vegas, Nevada 89134, Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to reimbursing the Company for its expenses in supplying any exhibit.

By Order of the Board of Directors

Richard N. Massey

Chief Executive Officer

Dated: April 29, 2022

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CANNAE HOLDINGS, INC.

1701 VILLAGE CENTER CIRCLE
LAS VEGAS, NEVADA 89134

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D85288-P72477 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. CANNAE HOLDINGS, INC. 1701 VILLAGE CENTER CIRCLE LAS VEGAS, NV 89134 Nominees: 01) Erika Meinhardt 02) Barry B. Moullet 03) James B. Stallings, Jr. 04) Frank P. Willey NOTE: To transact such other business as may properly come before the meeting or any postponement or adjournment thereof. 2. Approval of a non-binding advisory resolution on the compensation paid to our named executive officers. The Board of Directors recommends you vote FOR Proposals 2 and 3. 3. Ratification of the appointment of Deloitte as our independent registered public accounting firm for the 2022 fiscal year. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. Election of four Class II directors to serve until the 2025 annual meeting of shareholders. CANNAE HOLDINGS, INC. The Board of Directors recommends you vote FOR the following: ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 21, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CNNE2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 21, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE D w 7

 D85289-P72477 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Cannae Holdings, Inc. Meeting Information 2022 Annual Meeting of Shareholders June 22, 2022 10:00 a.m. Pacific Time www.virtualshareholdermeeting.com/CNNE2022 CANNAE HOLDINGS, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CANNAE HOLDINGS, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 22, 2022 The undersigned hereby appoints the Chief Executive Officer and Corporate Secretary of Cannae Holdings, Inc. ("Cannae"), and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Cannae common stock held of record by the undersigned as of April 25, 2022, at the Annual Meeting of Shareholders to be held at 10:00 a.m., Pacific Time, or any postponement or adjournment thereof. The meeting will be held virtually at www.virtualshareholdermeeting.com/CNNE2022. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. Continued and to be signed on reverse side